                                                                  EXECUTION COPY

                      BANK OF AMERICA, NATIONAL ASSOCIATION

                                    PURCHASER

                                       AND

                              INDYMAC BANK, F.S.B.

                                     COMPANY

                        FLOW SALE AND SERVICING AGREEMENT

                             DATED AS MARCH 1, 2006

                           RESIDENTIAL MORTGAGE LOANS

                                TABLE OF CONTENTS

ARTICLE I           DEFINITIONS.............................................................    1

ARTICLE II          AGREEMENT TO PURCHASE; PURCHASE PRICE; POSSESSION OF MORTGAGE FILES;
                    MAINTENANCE OF SERVICING FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT;

                                        i

   Section 9.01.       Removal of Mortgage Loans from Inclusion Under this Agreement Upon

                                       ii

                                    EXHIBITS

Exhibit A   Form of Mortgage Loan Schedule
Exhibit B   Contents of Each Mortgage File
Exhibit C   Form of Custodial Agreement
Exhibit D   Form of Assignment, Assumption and Recognition Agreement
Exhibit E   Underwriting Guidelines
Exhibit F   [Reserved]
Exhibit G   [Reserved]
Exhibit H   [Reserved]
Exhibit I   Form of Memorandum of Sale
Exhibit J   Servicer Requirements
Exhibit K   Form of SEC Certification
Exhibit L   Regulation AB Compliance Addendum

                                       iii

     This is a Flow Sale and Servicing Agreement for adjustable and fixed rate residential first mortgage loans, dated and effective as of March 1, 2006, and is executed between Bank of America, National Association, as purchaser (the
"Purchaser"), and IndyMac Bank, F.S.B., as seller and servicer (the "Company").

                                   WITNESSETH

     WHEREAS, the Purchaser has agreed to purchase from time to time from the
Company and the Company has agreed to sell from time to time to the Purchaser first lien jumbo and conforming fixed and adjustable rate mortgage loans;

     WHEREAS, the Mortgage Loans will be sold by the Company and purchased by the Purchaser as pools or groups of whole loans, servicing retained (each, a
"Mortgage Loan Package") on the various Closing Dates as provided herein; and

     WHEREAS, each of the Mortgage Loans will be secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan
Schedule for the related Mortgage Loan Package, which will be annexed to a
Memorandum of Sale (as defined herein) on the related Closing Date; and

     WHEREAS, the Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage Loans and the conveyance, servicing and control of the
Mortgage Loans; and

     WHEREAS, following any purchase of the Mortgage Loans from the Company, the
Purchaser may desire to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer, agency transfer or a public or private, rated or unrated mortgage pass-through transaction;

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     Whenever used herein, the following words and phrases, unless the content otherwise requires, shall have the following meanings:

     Accepted Servicing Practices: With respect to any Mortgage Loan, procedures
(including collection procedures) that comply with applicable federal, state and local law and that the Company customarily employs and exercises in servicing and administering mortgage loans for its own account and the accepted mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

     Adjustable Rate Mortgage Loan: A Mortgage Loan that contains a provision pursuant to which the Mortgage Interest Rate is adjusted periodically.

                                        1

     Adjustment Date: As to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

     Agreement: This Flow Sale and Servicing Agreement and all amendments hereof and supplements hereto.

     ALTA: The American Land Title Association or any successor thereto.

     Appraisal: A written appraisal of a Mortgaged Property made by a Qualified
Appraiser, which appraisal must be written, in form and substance, to Fannie Mae and Freddie Mac standards, and satisfy the requirements of Title XI of the
Financial Institution, Reform, Recovery and Enforcement Act of 1989 and the
regulations promulgated thereunder, in effect as of the date of the appraisal.

     Appraised Value: With respect to any Mortgage Loan, the lesser of (i) the value set forth on the Appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or (ii)
the purchase price paid for the Mortgaged Property, provided, however, that in the case of a refinance Mortgage Loan, such value shall be based solely on the
Appraisal made in connection with the origination of such Mortgage Loan.

     Approved Flood Policy Insurer: An insurer that meets the guidelines of the
Federal Insurance Administration.

     Assignment, Assumption and Recognition Agreement: The agreement substantially in the form of Exhibit D attached hereto.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

     BIF: The Bank Insurance Fund, or any successor thereto.

     BPO: A broker's price opinion with respect to a Mortgaged Property.

     Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of New York or a state in which the Company's servicing operations are located are authorized or obligated by law or executive order to be closed.

     Buydown Agreement: An agreement between the Company and a Mortgagor, or an agreement among the Company, a Mortgagor and a seller of a Mortgaged Property or a third party with respect to a Mortgage Loan which provides for the application of Buydown Funds.

     Buydown Funds: In respect of any Buydown Mortgage Loan, any amount contributed by the seller of a Mortgaged Property subject to a Buydown Mortgage
Loan, the buyer of such property, the Company or any other source, plus interest earned thereon, in order to enable the

                                        2

Mortgagor to reduce the payments required to be made from the mortgagor's funds in the early years of a Mortgage Loan.

     Buydown Mortgage Loan: Any Mortgage Loan in respect of which, pursuant to a
Buydown Agreement, (i) the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period, and (ii) the difference between the payments required under such Buydown Agreement and the Mortgage Note is provided from Buydown Funds.

     Buydown Period: The period of time when a Buydown Agreement is in effect with respect to a related Buydown Mortgage Loan.

     Closing Date: With respect to a Mortgage Loan Package, the date or dates, set forth in the related Memorandum of Sale, on which the Purchaser will purchase and the Company will sell the Mortgage Loans identified therein.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the
Treasury regulations issued pursuant thereto.

     Company: IndyMac Bank, F.S.B., or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

     Company Employees: As defined in Section 4.13.

     Condemnation Proceeds: All awards or settlements in respect of a Mortgaged
Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage
Loan Documents.

     Consumer Information: Any personally identifiable information in any form
(written electronic or otherwise) relating to a Mortgagor, including, but not limited to: a Mortgagor's name, address, telephone number, Mortgage Loan number,
Mortgage Loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information; the fact that the Mortgagor has a relationship with the Company or the originator of the related Mortgage Loan;
and any other non-public personally identifiable information.

     Co-op Shares: Shares issued by private non-profit housing corporations.

     Custodial Account: The separate account or accounts created and maintained pursuant to Section 4.04.

     Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan
Documents, a form of which is annexed hereto as Exhibit C.

     Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial
Agreement as provided therein.

                                        3

     Cut-off Date: With respect to each Mortgage Loan, the first day of the month of the related Closing Date as set forth in the related Purchase Price and
Terms Letter.

     Deleted Mortgage Loan: A Mortgage Loan which is repurchased by the Company in accordance with the terms of this Agreement and which is, in the case of a substitution pursuant to Section 3.03, replaced or to be replaced with a
Qualified Substitute Mortgage Loan.

     Determination Date: The fifteenth calendar day of each month (or if such fifteenth day is not a Business Day, the next immediately preceding Business
Day).

     Due Date: The first day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

     Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

     Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Company pursuant to Section 4.12.

     Escrow Account: The separate account or accounts created and maintained pursuant to Section 4.06.

     Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

     Event of Default: Any one of the conditions or circumstances enumerated in
Section 10.01.

     Fannie Mae: The entity formerly known as Federal National Mortgage
Association (FNMA), or any successor thereto.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     Fidelity Bond: A fidelity bond to be maintained by the Company pursuant to
Section 4.12.

     First Remittance Date: March 18, 2006.

     Freddie Mac: The entity formerly known as the Federal Home Loan Mortgage
Corporation (FHLMC), or any successor thereto.

     GAAP: Generally accepted accounting procedures, consistently applied.

                                        4

     Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which is added to the
Index in order to determine the related Mortgage Interest Rate, as set forth in the Mortgage Loan Schedule.

     Holding Period: As to each Mortgage Loan, the period beginning on the
Closing Date and ending on the last day of the second calendar month thereafter.

     Index: With respect to any Adjustable Rate Mortgage Loan, the index in the related Mortgage Note for the purpose of calculating interest therein.

     Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

     Interim Funder: With respect to each MERS Designated Mortgage Loan, the
Person named on the MERS System as the interim funder pursuant to the MERS
Procedures Manual.

     Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

     Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage
Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related
Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the
Mortgage Loan.

     Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the original loan amount of the Mortgage Loan at its origination (unless otherwise indicated) to the Appraised Value of the Mortgaged Property.

     Manufactured Home: A single family residential unit that is constructed in a factory in sections in accordance with the Federal Manufactured Home
Construction and Safety Standards adopted on July 15, 1976, by the Department of
Housing and Urban Development ("HUD Code"), as amended in 2000, which preempts state and local building codes. Each unit is identified by the presence of a HUD
Plate/Compliance Certificate label. The sections are then transported to the site and joined together and affixed to a pre-built permanent foundation (which satisfies the manufacturer's requirements and all state, county, and local building codes and regulations). The manufactured home is built on a non-removable, permanent frame chassis that supports the complete unit of walls, floors, and roof. The underneath part of the home may have running gear (wheels, axles, and brakes) that enable it to be transported to the permanent site. The wheels and hitch are removed prior to anchoring the unit to the permanent foundation. The manufactured home must be classified as real estate and taxed accordingly. The permanent foundation may be on land owned by the mortgager or may be on leased land.

     Market Change Event: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (b) a general moratorium on commercial banking activities declared by either Federal or New
York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (c) the outbreak or escalation of hostilities involving the United States or the

                                        5

declaration by the United States of a national emergency or war, if the effect of any such event specified in clause (c) in the judgment of the Purchaser or the Company makes it impracticable or inadvisable to proceed with the transactions as contemplated in this Agreement on the terms and in the manner contemplated in this Agreement.

     Material Adverse Change: (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Purchaser or the Company; (b) a material impairment of the ability of the Purchaser or the Company to perform under this
Agreement or any related agreements; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement against the Company (unless such material adverse effect is directly caused by an action of the Purchaser which can be remedied by the Purchaser) or the Purchaser
(unless such material adverse effect is directly caused by an action of the
Company which can be remedied by the Company).

     Memorandum of Sale: With respect to each Mortgage Loan and the Mortgage
Loan Package, the memorandum of sale, substantially in the form of Exhibit I attached hereto, confirming the sale by Company and the purchase by Purchaser of the Mortgage Loan Package on the related Closing Date.

     MERS: MERSCORP, Inc., its successors and assigns.

     MERS Designated Mortgage Loan: A Mortgage Loan for which (a) the Company has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the
Company, in accordance with MERS Procedures Manual and (b) the Company has designated or will designate the Custodian as the Investor on the MERS System.

     MERS Procedures Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

     MERS Report: The report from the MERS System listing MERS Designated
Mortgage Loans and other information.

     MERS System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

     Monthly Advance: The portion of each Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination
Date required to be advanced by the Company pursuant to Section 5.03 on the
Business Day immediately preceding the Remittance Date of the related month.

     Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

     Moody's: Moody's Investors Service, Inc.

                                        6

     Mortgage: The mortgage, deed of trust or other instrument securing a
Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple or leasehold estate in real property securing the Mortgage Note.

     Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

     Mortgage Interest Rate: The annual rate of interest borne on a Mortgage
Note in accordance with the provisions of the Mortgage Note.

     Mortgage Loan: An individual Mortgage Loan which is the subject of this
Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule annexed to the related Memorandum of Sale, which Mortgage Loan includes without limitation the Mortgage File, the
Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation
Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such
Mortgage Loan.

     Mortgage Loan Documents: The documents referred to in Exhibit B as items 1 through 11.

     Mortgage Loan Package: The pool or group of whole loans purchased on a
Closing Date, as described in the Mortgage Loan Schedule annexed to the related
Memorandum of Sale.

     Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the related Mortgage Interest Rate minus the Servicing Fee Rate.

     Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans substantially in the form attached as Exhibit A hereto and annexed to the related Memorandum of Sale (and delivered in electronic format to the Purchaser), such schedule setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan
Package:

          (1)  the Company's Mortgage Loan number;

          (2)  Mortgagor's name (including any co-mortgagors);

          (3)  the full street address, city, state and zip code of the
               Mortgaged Property;

          (4)  the Mortgagor's and co-mortgagor's FICO score;

          (5)  the number of units for all Mortgaged Properties;

                                        7

          (6)  the number of bedrooms and rents by unit;

          (7)  a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four-family residence, PUD, townhouse or condominium or secured by Co-op Shares;

          (8)  the Mortgage Interest Rate as of the Cut-off Date;

          (9)  the Mortgage Interest Rate as of the date of origination;

          (10) the current Mortgage Loan Remittance Rate;

          (11) the Monthly Payment as of the date of origination;

          (12) the Monthly Payment as of the Cut-off Date;

          (13) the origination date of the Mortgage Loan;

          (14) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the
               Cut-off Date whether or not collected;

          (15) the date on which the first Monthly Payment was due;

          (16) the last payment date on which a payment was applied;

          (17) the original term to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule;

          (18) the scheduled maturity date;

          (19) the Loan-to-Value Ratio;

          (20) a code indicating the type of Adjustable Rate Mortgage Loan (i.e.
               3/1, 5/1, 7/1, etc.);

          (21) the Gross Margin;

          (22) the Index;

          (23) Adjustment Dates and the next Adjustment Date;

          (24) the lifetime Mortgage Interest Rate cap and Periodic Caps;

          (25) a code indicating the payment status of the Mortgage Loan (i.e.
               bankruptcy, foreclosure, REO);

                                        8

          (26) a code indicating whether the Mortgage Loan is convertible or not;

          (27) a code indicating the name of the issuer of the PMI Policy, if any;

          (28) a code indicating the lien status of the Mortgage Loan;

          (29) a code indicating whether the Mortgage Loan is a Buydown Mortgage
               Loan;

          (30) a code indicating whether such Mortgage Loan provides for a
               Prepayment Penalty and, if applicable, the Prepayment Penalty period for such loan;

          (31) a code indicating whether the Mortgaged Property is
               owner-occupied or investor property;

          (32) the documentation level (full, alternative, limited);

          (33) loan purpose;

          (34) the Appraised Value;

          (35) the applicable Servicing Fee Rate; and

          (36) a code indicating whether the Mortgage Loan is a "high cost" (or similarly classified) loan under applicable federal, state and local laws.

          With respect to the Mortgage Loans in the aggregate in the related
          Mortgage Loan Package, the respective Mortgage Loan Schedule shall set forth the following information, as of the Cut-Off Date:

               (i) the number of Mortgage Loans;

               (ii) the current aggregate outstanding principal balance of the
          Mortgage Loans;

               (iii) the weighted average Mortgage Interest Rate of the Mortgage
          Loans; and

               (iv) the weighted average months to maturity of the Mortgage
          Loans.

     Mortgage Note: The note or other evidence of the indebtedness of a
Mortgagor secured by a Mortgage.

     Mortgaged Property: The real property, including any improvements, securing repayment of the debt evidenced by a Mortgage Note.

     Mortgagor: The obligor on a Mortgage Note.

                                        9

     Negative Amortization: A gradual increase in the mortgage debt that occurs when the monthly fixed installment is not sufficient for full application to both principal and interest. The interest shortage is added to the unpaid principal balance to create "negative" amortization.

     OCC: The Office of the Comptroller of the Currency.

     Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President, a Senior Vice President, a
First Vice President, a Vice President or an Assistant Vice President and by the
Treasurer or the Secretary or one of the Assistant Treasurers or Assistant
Secretaries of the Company, and delivered to the Purchaser as required by this
Agreement.

     Opinion of Counsel: A written opinion, reasonably acceptable to the
Purchaser, of counsel, who may be an employee of the Company.

     Originator: With respect to any Mortgage Loan, the entity that (i) took the
Mortgagor's loan application (ii) processed the Mortgagor's loan application, or
(iii) closed and/or funded the Mortgagor's Mortgage Loan.

     Periodic Interest Rate Cap: As to each Adjustable Rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment
Date pursuant to the terms of the Mortgage Note.

     Person: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

     PMI Policy: A policy of primary mortgage guaranty insurance issued by a
Qualified Insurer, as required by this Agreement with respect to certain
Mortgage Loans.

     Prepayment Interest Shortfall: As to any Remittance Date and each Mortgage
Loan subject to a Principal Prepayment received during the related Due Period, the amount, if any, by which one month's interest at the related Mortgage Loan
Remittance Rate on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

     Prepayment Premium: Payments received on a Mortgage Loan as a result of a
Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which are intended to be a disincentive to prepayment.

     Prepayment Premium Loan: A Mortgage Loan with respect to which the
Mortgagor must pay a Prepayment Premium in connection with a Principal
Prepayment.

     Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

     Principal Prepayment: Any payment or other recovery of principal on a
Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Premium

                                       10

thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     Principal Prepayment Period: The Due Period preceding the related
Remittance Date.

     Purchase Price: The price paid on the Closing Date by the Purchaser to the
Company for the Mortgage Loans, as calculated as set forth in the related
Purchase Price and Terms Letter.

     Purchase Price and Terms Letter: The letter agreement between the Company and the Purchaser entered into prior to the related Closing Date relating to the sale of one or more Mortgage Loan Packages.

     Purchaser: Bank of America, National Association, or its successor in interest or any successor or assignee to the Purchaser under this Agreement as herein provided.

     Qualified Appraiser: An appraiser, duly appointed by the Company, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfied the requirements of Title XI of the Financial
Institution Reform, Recovery, and Enforcement Act and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

     Qualified Depository: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity.

     Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

     Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution be approved by the Purchaser and (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage
Loan Remittance Rate not less than, and not more than 2% greater than, the
Mortgage Loan Remittance Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; (iv) comply with each representation and warranty set forth in Sections 3.01 and 3.02; (v) be of the same type as the
Deleted Mortgage Loan; (vi) have a Gross Margin not less than that of the
Deleted Mortgage Loan; (vii) have the same Index as the Deleted Mortgage Loan;
(viii) will have a FICO score not less than that of the Deleted Mortgage Loan;
(ix) have an LTV not greater than that of the Deleted Mortgage Loan;

                                       11

(x) have a Prepayment Premium with a term and an amount at least equal to the
Prepayment Premium of the Deleted Mortgage Loan; and (xi) have a Company credit grade not lower in quality than that of the Deleted Mortgage Loan.

     Rating Agency: Each of Fitch, Inc., Moody's and S&P, or any successor thereto.

     Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Securitization or Whole Loan Transfer pursuant to
Section 9.01 hereof. The Reconstitution Date shall be such date which the
Purchaser and the subsequent purchaser or transferee of the related Mortgage
Loans shall designate. On such date, except as provided in this Agreement, the
Mortgage Loans transferred shall cease to be covered by this Agreement and the
Company's servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans.

     Record Date: The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

     Regulation AB Compliance Addendum: Exhibit L attached hereto and incorporated herein by reference thereto.

     REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     REMIC Provisions: Provisions of the federal income tax law relating to a
REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1,
Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day) of any month, beginning with the First Remittance Date.

     REO Disposition: The final sale by the Company of any REO Property.

     REO Disposition Proceeds: All amounts received with respect to an REO
Disposition pursuant to Section 4.16.

     REO Property: A Mortgaged Property acquired by the Company on behalf of the
Purchaser through foreclosure or by deed in lieu of foreclosure, as described in
Section 4.16.

     Repurchase Price: With respect to any Mortgage Loan, a price equal to (i)
(a) prior to the date which is twelve (12) months following the Closing Date, the product of the Stated Principal Balance of such Mortgage Loan times the greater of (x) the Purchase Price Percentage, or (y) 100%, and (b) thereafter, the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such
Stated Principal Balance at the Mortgage Loan Interest Rate from the date on which interest has last been paid and distributed to the Purchaser to the last day of the month in which such repurchase occurs, less amounts received or advanced in respect of such repurchased Mortgage

                                       12

Loan which are being held in the Custodial Account for distribution in the month of repurchase plus all costs and expenses incurred by the Purchaser arising out of or based upon such breach, including without limitation, costs and expenses incurred in the enforcement of the Company's repurchase obligation hereunder plus (iii) with respect to any Mortgage Loan subject to a Securitization, any costs and damages incurred by the related trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law.

     RESPA: The Real Estate Settlement Procedures Act, as amended.

     SAIF: The Savings Association Insurance Fund, or any successor thereto.

     S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill
Companies., Inc.

     Securities Act of 1933 or the 1933 Act: The Securities Act of 1933, as
amended.

     Securitization: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly by the
Purchaser to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2)
an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

     Servicing Advances: All customary, reasonable and necessary "out of pocket"
costs and expenses (including reasonable attorneys' fees and disbursements)
other than Monthly Advances incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.08.

     Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the applicable
Servicing Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan.
Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage
Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion
(including recoveries with respect to interest from Liquidation Proceeds,
Condemnation Proceeds and Insurance Proceeds to the extent permitted by Section
4.05) of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.05.

     Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate specified for such Mortgage Loan set forth on the Mortgage Loan Schedule or if not specified thereon, in the Purchase Price and Terms Letter.

     Servicing File: With respect to each Mortgage Loan, the file retained by the Company consisting of originals or copies, which may be imaged copies, of all documents in the Mortgage

                                       13

File which are not delivered to the Custodian and copies of the Mortgage Loan
Documents listed in the Custodial Agreement the originals of which are delivered to the Custodian pursuant to Section 2.03.

     Servicing Officer: Any officer of the Company involved in or responsible for the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

     Stated Principal Balance: As to each Mortgage Loan, the principal balance of the Mortgage Loan as of the first day of the month for which such calculation is being made after giving effect to payments of principal due on or before such date, whether or not received.

     Subservicer: Any Person with which the Company has entered into a
Subservicing Agreement, provided that such Person is a Fannie Mae or Freddie Mac approved seller/servicer in good standing and no event has occurred, including but not limited to a change in insurance coverage, that would make it unable to comply with the eligibility for seller/servicers imposed by Fannie Mae or
Freddie Mac.

     Subservicing Agreement: Any subservicing agreement (which, in the event the
Subservicer is an affiliate of the Company, need not be in writing) between the
Company and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as provided in Section 3.01(b).

     Underwriting Guidelines: The underwriting guidelines of the Company with respect to the Mortgage Loans, attached as Exhibit E hereto, as the same shall be updated from time to time; provided, that no updated underwriting guidelines of the Company shall constitute "Underwriting Guidelines" hereunder until such updates have been received by the Purchaser.

     Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage
Loans by the Purchaser to a third party which sale or transfer is not a
Securitization.

                                   ARTICLE II

AGREEMENT TO PURCHASE; PURCHASE PRICE; POSSESSION OF MORTGAGE FILES; MAINTENANCE
     OF SERVICING FILES; BOOKS AND RECORDS; CUSTODIAL AGREEMENT; DELIVERY OF
                          DOCUMENTS; CLOSING CONDITIONS

Section 2.01. Agreement to Purchase; Purchase Price.

          (a)  Agreement to Purchase.

          In exchange for the payment of the Purchase Price to the Company on the related Closing Date, the Company agrees to sell and the Purchaser agrees to purchase, without recourse but subject to the terms of this
     Agreement, on a servicing retained basis, all the right, title and interest of the Company in and to the Mortgage Loans in a Mortgage Loan Package
     having an aggregate Stated Principal Balance on the related Cut-off Date in an

                                       14

     amount as set forth in the related Purchase Price and Terms Letter, or in such other amount as agreed by the Purchaser and the Company as evidenced by the aggregate Stated Principal Balance of the Mortgage Loan Package
     accepted by the Purchaser on the related Closing Date. The Company shall deliver the Mortgage Loan Schedule for the Mortgage Loan Package to be
     purchased on the related Closing Date to the Purchaser at least two (2)
     Business Days prior to such Closing Date.

          (b)  Purchase Price.

          The Purchase Price for each Mortgage Loan Package shall be the percentage of par as stated in or as otherwise calculated pursuant to the related Purchase Price and Terms Letter (subject to adjustment as provided therein), plus accrued interest on the aggregate Stated Principal Balance of the Mortgage Loan Package at the weighted average Mortgage Loan
     Remittance Rate from the related Cut-off Date through the day prior to the related Closing Date, inclusive. The initial principal amount of the
     Mortgage Loans shall be the aggregate Stated Principal Balance of the
     Mortgage Loans, so computed as of the related Cut-off Date, after application of scheduled payments of principal due on or before the related
     Cut-off Date, whether or not collected. Such payments shall be made to the account designated by the Company by wire transfer to immediately available funds by 3:00 p.m. Charlotte, North Carolina time on the related Closing
     Date.

          The Purchaser shall be entitled to (1) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected on or after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date and collected by the Company or any successor servicer after the related
     Cut-off Date shall belong to the Company), (3) all payments of interest on the Mortgage Loans at the Mortgage Loan Remittance Rate (minus that portion of any such payment that is allocable to the period prior to the related
     Cut-off Date) and (4) all Prepayment Premiums. The Stated Principal Balance
     of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off
     Date whether or not collected together with any unscheduled principal prepayments collected prior to the related Cut-off Date, provided, however, that payments of scheduled principal and interest prepaid for a Due Date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date. Such prepaid amounts (minus interest at the Servicing Fee
     Rate) shall be the property of the Purchaser. The Company shall deposit any such prepaid amounts into the Custodial Account for the benefit of the
     Purchaser.

          (c)  Possession of Mortgage Files; Maintenance of Servicing Files.

          The contents of each Servicing File are and shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof.
     Possession of each Servicing File by the Company is at the will of the
     Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. Upon the sale of the Mortgage Loans the ownership of each Mortgage
     Note, the related Mortgage and the related Mortgage File and Servicing File

                                       15

     shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the
     Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity. The Company shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company's servicing of the
     Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to Section 3.03 or 6.02.

Section 2.02. Books and Records; Transfers of Mortgage Loans.

     From and after the sale of the Mortgage Loans to the Purchaser all rights arising out of the Mortgage Loans, including, but not limited to, all funds received on or in connection with the Mortgage Loans, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of the
Mortgage Loans, and the Company, if applicable, shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

     The sale of each Mortgage Loan shall be reflected on the Company's balance sheet and other financial statements, tax returns and business records as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan, which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie
Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection
Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and periodic inspection reports as required by Section 4.13.
To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques.

     The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by the Purchaser or its designee the related
Servicing File during the time the Purchaser retains ownership of a Mortgage
Loan and thereafter in accordance with applicable laws and regulations.

     The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the
Mortgage Loans. The

                                       16

Purchaser shall advise the Company of any such transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous
Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred. If the Company receives notification of a transfer less than five (5) Business Days before the last calendar day of the month, the Company's duties to remit and report as required by Article V shall begin with the next
Due Period.

Section 2.03. Custodial Agreement; Delivery of Documents.

     Pursuant to the related Custodial Agreement the Company will, with respect to each Mortgage Loan, deliver and release the Mortgage Loan Documents to the
Custodian at least five (5) Business Days prior to the related Closing Date. In addition, in connection with the assignment of any MERS Designated Mortgage
Loan, the Company agrees that on or prior to each Closing Date it will cause, at its own expense, the MERS System to indicate that the related Mortgage Loans have been assigned by the Company to the Purchaser in accordance with this
Agreement by entering in the MERS System the information required by the MERS
System to identify the Purchaser as owner of such Mortgage Loans. The Company further agrees that it will not alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

     The Custodian shall be required to certify its receipt of the Mortgage Loan
Documents required to be delivered pursuant to the Custodial Agreement prior to the related Closing Date, as evidenced by the initial certification of the
Custodian in the form annexed to the Custodial Agreement. The Company shall be responsible for recording the Assignments of Mortgage, if necessary, in accordance with Accepted Servicing Practices and this Agreement. The Purchaser shall be responsible for the initial and on-going fees and expenses of the
Custodian.

     All recording fees and other costs associated with the recording of
Assignments of Mortgage and other relevant documents to the Purchaser or its designee will be borne by the Company. For Mortgage Loans not registered under the MERS System, if the Purchaser requests that the related Assignments of
Mortgage be recorded, the Company shall cause such Assignments of Mortgage which were delivered in blank to be completed and to be recorded. The Company shall be required to deliver such Assignments of Mortgage for recording within thirty
(30) days of the date on which the Company is notified that recording will be required pursuant to this Section 2.03. The Company shall furnish the Custodian with a copy of each Assignment of Mortgage submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Company shall promptly have a substitute Assignment of Mortgage prepared or have such defect cured, as the case may be, and thereafter cause such Assignment of Mortgage to be duly recorded.

     Except as otherwise provided in this Section 2.03, upon discovery or receipt of notice of any materially defective Mortgage Loan Document, or that a
Mortgage Loan Document is missing, the Company shall have ninety (90) days to cure such defect or deliver such missing document to the Custodian. Any Mortgage that is not executed as required or does not strictly comply with all legal requirements for recording shall be deemed to be materially defective. If

                                       17

the Company does not cure such defect or deliver such missing document within such time period, the Company shall either repurchase or substitute for such
Mortgage Loan in accordance with Section 3.03.

     The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within ten
(10) days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ten (10) days of its receipt from the public recording office.

     If the original or a copy certified by the appropriate recording office of any document submitted for recordation to the appropriate public recording office is not so delivered to the Custodian 180 days following the related
Closing Date, and if the Company does not cure such failure within thirty (30)
days after receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Company at a price and in the manner specified in Section
3.03.

     In the event the public recording office is delayed in returning any original document, the Company shall deliver to the Custodian within 180 days of its submission for recordation, a copy of such document and an Officer's
Certificate, which shall (i) identify the recorded document; (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company will be required to deliver the document to the Custodian by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the
Purchaser, which consent shall not be unreasonably withheld. However, if the
Company cannot deliver such original or clerk-certified copy of any document submitted for recordation to the appropriate public recording office within 365 days following the related Closing Date, the Company shall repurchase the related Mortgage Loan at the price and in the manner specified in Section 3.03, within thirty (30) days after receipt of written notification of such failure from the Purchaser.

     In addition to any rights granted to the Purchaser hereunder to underwrite the Mortgage Loans and review the Mortgage Loan Documents prior to the Closing
Date, the Purchaser shall be entitled to conduct a due diligence review of the
Mortgage Files in accordance with the timetable and any additional terms and conditions set forth in the Purchase Price and Terms Letter. Such underwriting by the Purchaser or its designee shall not impair or diminish the rights of the
Purchaser or any of its successors under this Agreement with respect to a breach of the representations and warranties contained in this Agreement. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's or any of its successors' rights to demand repurchase or other relief or remedy provided for in this Agreement.

                                       18

Section 2.04. Quality Control Procedures.

     The Company shall have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Company's loan production and the servicing activities of the Company in accordance with industry standards. The Company shall make available upon request of the
Purchaser information regarding its quality control program.

Section 2.05. Closing Conditions.

     The closing for the purchase and sale of each Mortgage Loan Package shall take place on the respective Closing Date. The closing shall be either by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties may agree.

     The closing for each Mortgage Loan Package shall be subject to the satisfaction of each of the following conditions:

          (a)  with respect to the Purchaser's obligations to close:

               (i) the Company shall have delivered to the Purchaser and the
          Custodian the related Mortgage Loan Schedule and an electronic data file containing information on a loan-level basis;

               (ii) all of the representations and warranties of the Company under this Agreement shall be true and correct as of the related
          Closing Date (or, with respect to Section 3.02, such other date specified therein) in all material respects and no default shall have occurred hereunder which, with notice or the passage of time or both, would constitute an Event of Default hereunder;

               (iii) the Purchaser and its counsel shall have received an opinion from the Company's counsel, in form and substance satisfactory to the Purchaser (with respect to the initial closing only);

               (iv) the Purchaser shall have received from the Custodian an initial certification with respect to its receipt of the Mortgage Loan
          Documents for the related Mortgage Loans;

               (v) the Purchaser shall have received originals of the related
          Memorandum of Sale, the related Purchase Price and Terms Letter and a funding memorandum setting forth the Purchase Price(s), and the accrued interest thereon, for the Mortgage Loan Package, in each case executed on behalf of the Company;

               (vi) no Material Adverse Change or Market Change Event shall have occurred since the date of the Purchase Price and Terms Letter;

               (vii) all other terms and conditions of this Agreement, the related Memorandum of Sale and the related Purchase Price and Terms
          Letter to be

                                       19

          satisfied by the Company shall have been complied with in all material respects; and

          (b)  with respect to the Company's obligations to close:

               (i) the Company shall have received a copy of the initial
          certification of the Custodian with respect to its receipt of the
          Mortgage Loan Documents for the related Mortgage Loans;

               (ii) the Company has received originals of the related Memorandum of Sale, the related Purchase Price and Terms Letter and a funding memorandum setting forth the Purchase Price(s), and accrued interest thereon, for the Mortgage Loan Package, in each case executed on behalf of the Purchaser;

               (iii) no Material Adverse Change or Market Change Event shall have occurred since the date of the Purchase Price and Terms Letter;
          and

               (iv) all terms and conditions of this Agreement, the related
          Memorandum of Sale and the related Purchase Price and Terms Letter to be satisfied by the Purchaser shall have been materially complied with.

     Upon satisfaction of the foregoing conditions, the Purchaser shall pay to the Company on such Closing Date the Purchase Price for the related Mortgage
Loan Package, including accrued interest pursuant to Section 2.01 of this
Agreement.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.01. Company Representations and Warranties.

     The Company hereby represents and warrants to the Purchaser that, as of the related Closing Date:

          (a)  Due Organization and Authority.

          The Company is a federally insured savings bank duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such
     Mortgage Loan in accordance with the terms of this Agreement; the Company has the full corporate power and authority to execute and deliver this
     Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions

                                       20

     contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and
     all requisite corporate action has been taken by the Company to make this
     Agreement valid and binding upon the Company in accordance with its terms;

          (b)  Ordinary Course of Business.

          The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, who is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

          (c)  No Conflicts.

          Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the
     Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

          (d)  Ability to Service.

          The Company is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie
     Mac eligibility requirements or which would require notification to either
     Fannie Mae or Freddie Mac;

          (e)  Reasonable Servicing Fee; Fair Consideration.

          The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire
     Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the
     Mortgage Loans pursuant to this Agreement. The consideration received by the Company upon the sale of the Mortgage Loans under this Agreement shall constitute fair consideration and reasonably equivalent value for the
     Mortgage Loans;

                                       21

          (f) Ability to Perform; Solvency.

          The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this
     Agreement. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company's creditors;

          (g) No Litigation Pending.

          There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the
     Company, or in any material impairment of the right or ability of the
     Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

          (h) No Consent Required.

          No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this
     Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date;

          (i) Selection Process.

          The Mortgage Loans will be selected on such Closing Date from among the outstanding fixed and adjustable rate one- to four-family mortgage loans in the Company's portfolio at such Closing Date as to which the representations and warranties set forth in Section 3.02 could be made and such selection will not be made in a manner so as to affect adversely the interests of the Purchaser;

          (j) No Untrue Information.

          Neither this Agreement nor any statement, report or other document furnished by or on behalf of the Company contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading;

          (k) Sale Treatment.

          The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

                                       22

          (l) No Material Change.

          There has been no material adverse change in the business, operations, financial condition or assets of the Company since the date of the
     Company's most recent financial statements;

          (m) No Brokers' Fees.

          The Company has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans;

          (n) Anti-Money Laundering Law Compliance.

          The Company has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of
     2001 (collectively, the "Anti-Money Laundering Laws"); the Company has
     established an anti-money laundering compliance program as required by the
     Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the
     Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said
     Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

          (o) Securities Law Compliance.

          Neither the Company nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loans, any interest in any Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the
     Mortgage Loans under the Securities Act of 1933 or which would render the disposition of any Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans;

          (p) MERS.

          The Company is in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Designated Mortgage Loans. On or within two (2)
     Business Days following the related Closing Date, the Company has provided the Custodian and the Purchaser with a MERS Report reflecting the Purchaser as the Investor on the MERS System with respect to each

                                       23

     MERS Designated Mortgage Loan and no Person as Interim Funder for each MERS
     Designated Mortgage Loan; and

          (q) Financial Statements.

          The Company has made available to the Purchaser financial statements as requested by the Purchaser. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Company's publicly reporting parent and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement.

          (r) Compliance with the FACT Act.

          As of the Closing Date, the sale or transfer of each Mortgage Loan by the Company complies with all applicable federal, state and local laws, rules and regulations governing such sale or transfer, including without limitation, the Fair and Accurate Transactions Act (the "FACT Act") and the
     Fair Credit Reporting Act, each as may be amended from time to time, and the Company has not received any actual or constructive notice of any identity theft, fraud, or other misrepresentation in connection with such
     Mortgage Loan or any party thereto.

Section 3.02. Representations and Warranties Regarding Individual Mortgage
Loans.

     As to each Mortgage Loan, the Company hereby represents and warrants to the
Purchaser that as of the related Closing Date:

          (a) Mortgage Loans as Described.

          The information set forth in the Mortgage Loan Schedule annexed to the related Memorandum of Sale and the information contained on the related electronic data file delivered to the Purchaser is complete, true and correct;

          (b) Payments Current.

          All payments required to be made prior to the related Cut-off Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment under any Mortgage Loan has ever been 30 days or more delinquent. The first Monthly Payment after the related Cut-off Date shall be made with respect to the Mortgage Loan within the month in which it is due, all in accordance with the terms of the Mortgage Note;

                                       24

          (c) No Outstanding Charges.

          There are no defaults in complying with the terms of the Mortgages, and there are no delinquent taxes, governmental assessments, insurance premiums, leasehold payments, ground rents, water, sewer and municipal charges, including assessments payable in future installments or any other charge affecting the lien priority of the related Mortgaged Property. The
     Company has not advanced funds, or induced, or solicited directly or indirectly, the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;

          (d) Original Terms Unmodified.

          The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interests of the
     Purchaser and maintain the lien priority of the Mortgage and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected on the related Mortgage Loan Schedule;

          (e) No Defenses.

          The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the
     Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

          (f) No Satisfaction of Mortgage.

          The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

                                       25

          (g) Validity of Mortgage Documents.

          The Mortgage Note and the Mortgage and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage
     Note and the Mortgage have been duly and properly executed by such parties;

          (h) No Fraud.

          No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Company, or to the best of the Company's knowledge after reasonable inquiry, the Mortgagor, the appraiser, any builder, or any developer, or any other party involved in the solicitation or origination of the Mortgage
     Loan or in the application of any insurance in relation to such Mortgage
     Loan or in connection with the sale of such Mortgage Loan to the Purchaser, and there are no circumstances existing with respect to the Mortgage Loan which would permit the primary mortgage guaranty insurer to deny coverage under any insurance policy;

          (i) Compliance with Applicable Laws.

          All requirements of federal, state and local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending, equal credit opportunity or disclosure laws applicable to the solicitation, origination and servicing of the Mortgage Loan have been complied with, the Mortgagor received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and, if the Mortgage Loan is a refinanced Mortgage Loan, rescission materials required by applicable laws, and the Company shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged
     Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (j) Fair Credit Reporting Act.

          The Company has fully furnished, in accordance with the Fair Credit
     Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on the related Mortgagor's credit files to Equifax, Experian, and Trans Union Credit Information
     Company (three of the credit repositories), on a monthly basis.

                                       26

          (k) Location and Type of Mortgaged Property.

          The Mortgaged Property is located in the state identified in the
     Mortgage Loan Schedule and consists of a contiguous parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development, or, in the case of a Mortgage Loan secured by a Co-op Share, leases or occupancy agreements. None of the Mortgaged Properties are Manufactured Homes, log
     homes, mobile homes, geodesic domes or other unique property types. As of the respective appraisal date for each Mortgaged Property, no portion of the Mortgaged Property was being used for commercial purposes and, to the
     Company's knowledge, since the date of such Appraisal, no portion of the
     Mortgaged Property has been used for commercial purposes. No Mortgage Loan finances builder inventory. If the Mortgaged Property is next to another
     Mortgaged Property, such "row houses" do not, in the aggregate for all
     Mortgage Loans in the Mortgage Loan Package, represent more than 1.0% of the aggregate principal balance of such Mortgage Loans;

          (l) Valid First Lien.

          The Mortgage is a valid, subsisting and enforceable first lien on the
     Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

               (i) the lien of current real property taxes and assessments not yet due and payable;

               (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the Originator of the Mortgage Loan and (i) referred to or otherwise considered in the Appraisal made for the Originator of the Mortgage Loan and (ii) which do not adversely affect the Appraised
          Value of the Mortgaged Property set forth in such Appraisal;

               (iii) if the Mortgaged Property consists of Co-op Shares, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and

               (iv) other matters to which like properties are commonly subject which do not individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related
          Mortgaged Property.

                                       27

          Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the
     Company has full right to sell and assign the same to the Purchaser;

          (m) Full Disbursement of Proceeds.

          The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor, and there is no requirement for future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and any and all requirements as to disbursements of escrow funds for such improvements have been complied with. All costs, fees and expenses incurred in making or closing the
     Mortgage Loan and the recording of the Mortgage were paid, and the
     Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

          (n) Consolidation of Future Advances.

          Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Note. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae or Freddie Mac; the consolidated principal amount does not exceed the original principal amount of the Mortgage Loan; the Company shall not make future advances after the related Cut-off Date;

          (o) Ownership.

          The Company is the sole owner of record and holder of the Mortgage
     Loan, and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Company has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the
     Purchaser. The Company is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, agreements with other parties to sell or otherwise transfer the Mortgage Loan, charges or security interests of any nature encumbering such Mortgage Loan;

          (p) Origination/Doing Business.

          The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution that is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban
     Development pursuant to Sections 203 and 211 of the National Housing Act.
     All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which

                                       28

     they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (a) organized under the laws of such state, (b) qualified to do business in such state, (c) federal savings and loan associations or national banks having principal offices in such state, or (d) not doing business in such state;

          (q) LTV, PMI Policy.

          All provisions of any PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. The insurer under such PMI Policy is a Qualified
     Insurer that has a claims paying ability acceptable to Fannie Mae or
     Freddie Mac. Any Mortgage Loan subject to a PMI Policy obligates the
     Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the
     Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

          (r) Title Insurance.

          The Mortgage Loan is covered by an ALTA lender's title insurance policy, acceptable to Fannie Mae or Freddie Mac, or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie
     Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the
     Mortgage Loan, subject only to the exceptions contained in clauses (1),
     (2), (3) and (4) of Paragraph (m) of this Section 3.02. For each Adjustable
     Rate Mortgage Loan, such policy shall include an adjustable rate mortgage endorsement and shall insure the Company, its successors and assigns, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate or Monthly Payment. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of such lender's title insurance policy. The Company, its successors and assigns, are the sole insureds of such lender's title insurance policy for each Mortgage Loan, and such lender's title insurance policy is valid and remains in full force and effect and will be in full force and effect upon the sale of the
     Mortgage Loan to the Purchaser. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy. In connection with the issuance of such lender's title insurance policy, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

                                       29

          (s) No Defaults.

          There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration;

          (t) No Mechanics' Liens.

          There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged
     Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

          (u) Location of Improvements; No Encroachments.

          All improvements which were considered in determining the Appraised
     Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

          (v) Payment Terms.

          Principal payments commenced no more than 60 days after the funds were disbursed to the Mortgagor in connection with the Mortgage Loan. The
     Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the Due Date set forth on the related
     Mortgage Loan Schedule. As to each Adjustable Rate Mortgage Loan on each applicable Adjustment Date, the Mortgage Interest Rate has been or will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125% indicated by the
     Mortgage Note; provided that the Mortgage Interest Rate has not increased or decreased and will not increase or decrease by more than the Periodic
     Interest Rate Cap on any Adjustment Date, and has not, nor will it in any event, exceed the maximum Mortgage Interest Rate or be lower than the minimum Mortgage Interest Rate listed on the Mortgage Loan Schedule for such Mortgage Loan. As to each Adjustable Rate Mortgage Loan, each Mortgage
     Note requires a monthly payment which is sufficient, during the period prior to the first adjustment to the Mortgage Interest Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate. As to each Adjustable Rate
     Mortgage Loan, if the related Mortgage Interest Rate changes on an
     Adjustment Date, the then outstanding principal balance will be reamortized over the remaining life of such Mortgage Loan. No Mortgage Loan contains terms or provisions which would result in Negative Amortization;

                                       30

          (w) Customary Provisions.

          The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
     (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

          (x) Occupancy of the Mortgaged Property.

          As of the date of origination, the Mortgaged Property was lawfully occupied under applicable law and to the best of the Company's knowledge, the Mortgaged Property is lawfully occupied as of the Closing Date;

          (y) No Additional Collateral.

          The Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding
     Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Paragraph (m) above;

          (z) Deeds of Trust.

          In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Mortgagee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

          (aa) Acceptable Investment.

          The Company has no knowledge of any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the Mortgagor or the
     Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

          (bb) Transfer of Mortgage Loans.

          With respect to each Mortgage that is not recorded in the name of MERS or its designee, the Assignment of Mortgage, upon the insertion of the name of the assignee and recording information, is in recordable form (other than the name of the assignee if in blank) and is acceptable for recording under the laws of the jurisdiction in which the related Mortgaged Property is located;

                                       31

          (cc) Mortgaged Property Undamaged.

          The Mortgaged Property is in good repair and undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

          (dd) Servicing and Collection Practices; Escrow Deposits.

          The origination, servicing and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing
     Practices and the terms of the Mortgage Note and have been in all material respects legal and proper. All escrow deposits and Escrow Payments, if any, are in the possession of, or under the control of, Seller and have been collected and handled in full compliance with the Real Estate Settlement
     Procedures Act ("RESPA") and other state and federal laws. No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage Note;

          (ee) No Condemnation.

          There is no proceeding pending or to the best of the Company's knowledge threatened for the total or partial condemnation of the related
     Mortgaged Property;

          (ff) The Appraisal.

          The Mortgage File contains an Appraisal of the related Mortgaged
     Property in a form acceptable to Fannie Mae or Freddie Mac. The appraisal was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser;

          (gg) Insurance.

          All buildings on the Mortgaged Property are insured by an insurer generally acceptable to prudent mortgage lending institutions (and to
     Fannie Mae or Freddie Mac) against loss by fire and such hazards as are covered under a standard extended coverage endorsement and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to Accepted Servicing
     Practices and the requirements of Section 4.10, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged
     Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project. If the improvements on the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency
     Management Agency as having special flood hazards, then a flood insurance policy meeting the requirements of the current guidelines of the Federal
     Insurance Administration is in effect with a generally acceptable insurance carrier and such policy conforms to the requirements of Fannie Mae or
     Freddie Mac. Such flood insurance policy is in an amount representing

                                       32

     coverage not less than the least of (a) the outstanding principal balance of the Mortgage Loan, (b) the full insurable value and (c) the maximum amount of insurance which was available under the Flood Disaster Protection
     Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain a hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Each such insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The
     Company has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

          (hh) No Impairment of Insurance Coverage.

          No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Company or any designee of the Company or any corporation which the Company or any officer, director, or employee had a financial interest at the time of placement of such insurance.

          (ii) Servicemembers Civil Relief Act.

          The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested by or provided to the Mortgagor under the
     Servicemembers Civil Relief Act, as amended, or any similar state law;

          (jj) Balloon Payments, Graduated Payments or Contingent Interests.

          With respect to any Mortgage Loan which is identified on the Mortgage
     Loan Schedule as a balloon mortgage loan (each, a "Balloon Mortgage Loan"), the Mortgage Note is payable in Monthly Payments based on amortization schedule not greater than thirty (30) years with a final Monthly Payment substantially greater than the preceding Monthly Payment which is sufficient to amortize the remaining principal balance of the Balloon
     Mortgage Loan. The Mortgage Loan is not a Buydown Mortgage Loan, a
     graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

          (kk) No Construction Loans.

          No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a

                                       33

     Mortgaged Property other than a construction-to-permanent loan which has converted to a permanent Mortgage Loan;

          (ll) Underwriting.

          Each Mortgage Loan was underwritten in accordance with the
     Underwriting Guidelines in effect at the time such Mortgage Loan was originated subject to the exception guidelines and processes included therein; and the Mortgage Note and the Mortgage are on forms acceptable to
     Fannie Mae or Freddie Mac;

          (mm) Delivery of Mortgage Files.

          The Mortgage Loan Documents for the related Mortgage Loans have been delivered to the Custodian. The Company is in possession of a complete
     Mortgage File for each Mortgage Loan in compliance with Exhibit B, except for such documents the originals of which have been delivered to the
     Custodian. All documents required to be included in the Mortgage File shall be complete, executed as required and in compliance with applicable law.
     With respect to each Mortgage Loan for which a lost note affidavit has been delivered to the Custodian in place of the original Mortgage Note, the related Mortgage Note is no longer in existence, and, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan or of the related Mortgage by or on behalf of the Purchaser will not be affected by the absence of the original Mortgage Note.

          (nn) No Bankruptcy.

          No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated and, to the best of the Company's knowledge, following the date of origination of the Mortgage Loan, the Mortgagor with respect to the Mortgage Loan was not a debtor in any state or federal bankruptcy or insolvency proceeding, and the Mortgaged Property has not been subject to any bankruptcy or foreclosure proceedings;

          (oo) No Violation of Environmental Laws.

          The Mortgaged Property is free from any and all toxic or hazardous substances (otherthan common household usage items) and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any
     Mortgaged Property of which the Company is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Company's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

          (pp) Texas Refinance Mortgage Loans.

          Each Mortgage Loan originated in the state of Texas pursuant to
     Article XVI, Section 50(a)(6) of the Texas Constitution has been originated in compliance with the

                                       34

     provisions of Article XVI, Section 50(a)(6) of the Texas Constitution,
     Texas Civil Statutes and the Texas Finance Code;

          (qq) Conversion to Fixed Interest Rate.

          No Adjustable Rate Mortgage Loan contains a provision permitting or requiring conversion to a fixed interest rate Mortgage Loan;

          (rr) The Mortgagor.

          The Mortgagor is one or more natural persons and/or an Illinois land trust or a "living trust" and such "living trust" is in compliance with
     Fannie Mae or Freddie Mac guidelines. In the event the Mortgagor is a trust, the trustee of such trust is a natural person and is an obligor under the Mortgage Note in his or her individual capacity;

          (ss) Homeownership and Equity Protection Act; No High Cost Loans.

          No Mortgage Loan is (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 as amended, or (b) a "high cost,"
     "threshold," "covered," "predatory," "abusive," or similarly defined loan, including refinance loans, under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees), provided that any Mortgage Loan secured by a Mortgaged Property in
     Illinois characterized as a "threshold" loan shall not be a "high cost"
     loan unless it is characterized as "predatory" under applicable local law or (c) a "High Cost Loan" or "Covered Loan" as defined in the S&P LEVELS
     Glossary; the Company has implemented and conducted compliance procedures to determine if each Mortgage Loan is "high-cost" home loan under the applicable laws and performed a review of the disclosure provided to the related Mortgagor in accordance with such laws and the related Mortgage
     Note in order to determine that such Mortgage Loan, if subject to any such law, does not violate any such law;

          (tt) Georgia Mortgage Loans.

          No Mortgage Loan secured by property located in Georgia and originated on or after October 1, 2002 and prior to March 7, 2003 meets the definition of a "home loan" under the Georgia Fair Lending Act;

          (uu) Kentucky Mortgage Loans.

          No Mortgage Loan secured by property located in the Commonwealth of
     Kentucky and originated on or after June 24, 2003 had an original principal amount of $200,000 or less;

                                       35

          (vv) New Jersey Mortgage Loans.

          Each Mortgage Loan secured by property located within the State of New
     Jersey and subject to the provisions of the New Jersey Home Ownership
     Security Act of 2002 (the "NJ Act") (i) is either a purchase money mortgage loan or a rate-term refinancing and (ii) does not meet definition of a (a)
     "Covered Home Loan," except for a Mortgage Loan that is (x) a purchase money mortgage loan and (y) neither a "High-Cost Home Loan" nor a
     "Manufactured Home Loan" under the NJ Act, (b) "High-Cost Home Loan," (c)
     "Home Improvement Loan" or (d) "Manufactured Housing Loan" under the NJ
     Act;

          (ww) New York Loans.

          No Mortgage Loan is secured by property located in the State of New
     York, had an original principal balance of $300,000 or less, and has a mortgage application date on or after April 1, 2003, the terms of which loan equal or exceed either the annual percentage rate or the points and fees threshold for "high-cost home loans," as defined in Section 6-L of the
     New York State Banking Law;

          (xx) New Mexico Loans.

          No Mortgage Loan secured by property located in the State of New
     Mexico and originated on or after January 1, 2004 meets the definition of a
     "home loan" under The Home Loan Protection Act;

          (yy) Qualified Mortgages.

          Each Mortgage Loan is a "qualified mortgage" within Section 860G(a)(3)
     of the Code;

          (zz) Pledged Asset Loans.

          The Mortgage Loan is not a "pledged asset" mortgage loan;

          (aaa) Leaseholds.

          [If the Mortgage Loan is secured by a long-term residential lease, (i)
     the lessor under the lease holds a fee simple interest in the land; (ii)
     the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (iii) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property (d) permit any increase in the rent other than pre-established increases set forth in the lease, (e) the original term of such lease is not less

                                       36

     than the term of the related Mortgage; (f) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage
     Note, and (G) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;]

          (bbb) Adjustments.

          All of the terms of the related Mortgage Note pertaining to interest adjustments, payment adjustments and adjustments of the outstanding principal balance, if any, are enforceable and such adjustments on such
     Mortgage Loan have been made properly and in accordance with the provisions of such Mortgage Loan, including any required notices, and such adjustments do not and will not affect the priority of the Mortgage lien;

          (ccc) FICO Scores.

          Each Mortgage Loan has a non-zero FICO score and a minimum FICO score of 620;

          (ddd) Prepayment Penalties.

          All information on the Mortgage Loan Schedule and electronic data file delivered to the Purchaser regarding the Prepayment Premium is complete and accurate in all material respects and each Prepayment Premium is permissible and enforceable in accordance with its terms under applicable law. Prepayment Premiums on the Mortgage Loans are applicable to prepayments resulting from both refinancings and sales of the related
     Mortgaged Properties and the terms of such Prepayment Premiums do not provide for a waiver or release (i.e., "holidays") during the term of the
     Prepayment Premium. No Mortgage Loan originated on or after October 1, 2002 provides for the payment of a Prepayment Premium beyond the three year term following the origination of the Mortgage Loan. No Mortgage Loan originated prior to such date provides for the payment of a Prepayment Premium beyond the five-year term following the origination of the Mortgage Loan. With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Premium: (i) prior to the Mortgage Loan's origination, the Mortgagor agreed to such Prepayment Premium in exchange for a monetary benefit, including, but not limited to, a rate or fee reduction, (ii) prior to the Mortgage Loan's origination, the Mortgagor was offered the choice of another mortgage product that did not require payment of such a premium, (iii) the Prepayment Premium is disclosed to the
     Mortgagor in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the
     Company shall not impose such Prepayment Premium in any instance when the mortgage debt is accelerated as the result of the Mortgagor's default in making the Monthly Payments;

          (eee) Interest Calculation.

          Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

                                       37

          (fff) Due on Sale.

          The Mortgage contains an enforceable provision, to the extent not prohibited by federal law as of the date of such Mortgage, for the acceleration of the payment of the unpaid principal balance of the Mortgage
     Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

          (ggg) Flood Certification Contract.

          The Company has obtained a life of loan, transferable flood certification contract with an Approved Flood Policy Insurer acceptable to
     Purchaser in its sole discretion for each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser;

          (hhh) Single Premium Credit Life Insurance.

          None of the proceeds of the Mortgage Loan were used to finance single premium credit life insurance policies;

          (iii) Tax Service Contracts.

          The Company has obtained a life of loan, transferable real estate Tax
     Service Contract on each Mortgage Loan with an Approved Tax Servicer
     Contract Provider and such contract is assignable without penalty, premium or cost to the Purchaser;

          (jjj) No Arbitration Provisions.

          With respect to any Mortgage Loan originated on or after August 1,
     2004, neither the related Mortgage nor Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising thereunder or in connection with the origination of such Mortgage Loan; and

Section 3.03. Repurchase.

     It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the
examination or failure to examine any Mortgage File. Upon discovery by either the Company or the Purchaser of any materially defective or missing Mortgage
Loan Document ("Defective Document") or a breach of any of the foregoing representations and warranties that materially and adversely affects the value of a Mortgage Loan or the interest of the Purchaser (or that materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such Defective Document or a breach shall give prompt written notice to the other. Any such breach or Defective Document that causes a
Mortgage Loan not to be a "qualified mortgage" within the meaning of Section
860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Purchaser.

                                       38

     Within sixty (60) days of the earlier of either discovery by or notice to the Company of any Defective Document or a breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the interest of the Purchaser therein, the Company shall use its best efforts promptly to cure such breach in all material respects and, if such Defective
Document or breach cannot be cured, the Company shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 3.01, and such breach cannot be cured within sixty (60) days of the earlier of either discovery by or notice to the Company of such breach, all of the Mortgage Loans shall, at the Purchaser's option, exercised no later than sixty (60) days following such cure period, be repurchased by the Company at the Repurchase
Price. However, if the breach or Defective Document shall involve a representation or warranty set forth in Section 3.02 and the Company discovers or receives notice of any such breach within ninety (90) days of the related
Closing Date, the Company shall, if the breach or Defective Document cannot be cured, upon the mutual agreement by both parties, rather than repurchase the
Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage
Loan") and substitute in its place a Qualified Substitute Mortgage Loan or
Loans, provided that any such substitution shall be effected not later than one hundred twenty (120) days after the related Closing Date. Notwithstanding any of the foregoing, if a breach or Defective Document would cause the Mortgage Loan to be other than a "qualified mortgage," as defined in Section 860G(a)(3) of the
Code, any such repurchase or substitution must occur within forty-five (45) days from the date the breach or Defective Document was discovered unless such breach is cured during such period.

     If the Company does not provide a Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan within sixty (60) days after the written notice of the breach or Defective Document. Notwithstanding the above sentence, within sixty (60) days after the earlier of either discovery by, or notice to, the Company of any breach of the representations or warranties set forth in Section 3.02 related to a predatory or abusive lending law, the Company shall repurchase such Mortgage Loan at the Repurchase Price. Any repurchase of a
Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage
Loan or Loans and being held in the Custodial Account for future distribution.

     At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the
Company shall, simultaneously with such reassignment, give written notice to the
Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage
Loan from this Agreement, and, in the case of substitution, identify a Qualified
Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the

                                       39

representations and warranties set forth in Sections 3.01 and 3.02 except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Company shall effect such substitution by delivering to the Custodian for such Qualified Substitute
Mortgage Loan the documents required by Section 2.03, with the Mortgage Note endorsed as required by Section 2.03. No substitution will be made in any calendar month after the Determination Date for such month. The Company shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified
Substitute Mortgage Loans in the month of substitution shall be retained by the
Company. With respect to any Deleted Mortgage Loan, distributions to the
Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in
the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such
Deleted Mortgage Loan.

     For any month in which the Company substitutes one or more Qualified
Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Qualified Substitute
Mortgage Loans as of the date of substitution is less than the aggregate Stated
Principal Balance of all such Deleted Mortgage Loans (after application of the principal portion of the Monthly Payments due in the month of substitution) (the
"Substitution Adjustment Amount") shall be deposited into the Custodial Account by the Company on or before the Remittance Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

     In addition to such repurchase or substitution obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the representations and warranties of the Company contained in this
Agreement; provided, however, that such indemnification shall not include punitive, consequential, exemplary or special damages (other than punitive, consequential, exemplary and special damages required to be paid by the indemnified party under this Agreement to any Person (other than a party to this
Agreement or any of its affiliates) arising out of an action or proceeding by such Person, which damages shall be deemed to be direct damages to the party required to pay such punitive, consequential, exemplary or incidental damages).
It is understood and agreed that the obligations of the Company set forth in this Section 3.03 to cure, substitute for or repurchase a defective Mortgage
Loan and to indemnify the Purchaser as provided in this Section 3.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

     Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the
Purchaser or notice thereof by the Company to the Purchaser, (ii) failure by the
Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this
Agreement.

                                       40

     In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which no default is imminent, the Purchaser may, in connection with any repurchase or substitution of a Mortgage Loan pursuant to this Section 3.03, require that the Company deliver, at the Company's expense, an Opinion of Counsel to the effect that such repurchase or substitution will not (i) result in the imposition of taxes on "prohibited transactions" of such
REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

Section 3.04. Repurchase of Mortgage Loans With First Payment Defaults.

     Unless otherwise provided in the Purchase Price and Terms Letter, if the related Mortgagor is thirty (30) days or more delinquent with respect to a
Monthly Payment under a Mortgage Loan at any time prior to the expiration of the
Holding Period for such Mortgage Loan, the Company shall, at the Purchaser's option, repurchase such Loan from the Purchaser in accordance with Section 3.03 hereof; provided that the Company shall not be required to repurchase such
Mortgage Loan if it can demonstrate to the Purchaser's reasonable satisfaction within thirty (30) days of such reported delinquency that the related Mortgagor timely made all payments required of the Mortgagor but such payment was otherwise misapplied. In the event a Mortgagor exercises any right of recession it may have with respect to the related Mortgage Loan that arises as a result of an act or omission prior to the related Closing Date, the Company shall repurchase such Mortgage Loan at the related Repurchase Price within thirty (30)
days of receiving notice of such Mortgagor's intention to rescind the Mortgage
Loan.

Section 3.05. Purchase Price Protection.

     With respect to any Mortgage Loan that prepays in full at any time prior to the expiration of the Holding Period for such Mortgage Loan, the Company shall reimburse the Purchaser, within 30 days following the prepayment in full of such
Mortgage Loan, the amount (if any) by which the portion of the Purchase Price paid by the Purchaser to the Company for such Mortgage Loan exceeded 100% of the outstanding scheduled principal balance of the Mortgage Loan as of the related
Cut-off Date.

Section 3.06. Review of Mortgage Loans.

     Prior to the related Closing Date, the Purchaser shall have the right to review the Mortgage Files and obtain BPOs on the Mortgaged Properties relating to the Mortgage Loans purchased on the related Closing Date, with the results of such BPO reviews to be communicated to the Company. In addition, the Purchaser shall have the right to reject any Mortgage Loan which in the Purchaser's sole determination (i) fails to conform to the Underwriting Guidelines or Purchase
Price and Terms Letter. Any rejected Mortgage Loan shall be removed from the terms of this Agreement. The Company shall make available all files required by
Purchaser in order to complete its review, including all CRA/HMDA required data fields. To the extent that during the course of the Purchaser's initial review, the Purchaser discovers that the Mortgage Loans do not otherwise meet the
Company's Underwriting Guidelines or the terms of this Agreement, the Purchaser shall have the right to carry out additional due diligence reviews. Purchaser's decision to increase its due diligence review or obtain additional BPO's or other

                                       41

property evaluations is at its sole discretion. The additional review may be for any reason including but not limited to credit quality, property valuations, and data integrity. Any review performed by the Purchaser prior to the related
Closing Date shall not limit the Purchaser's rights or the Company's obligations under this section.

                                   ARTICLE IV

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01. Company to Act as Servicer.

          (a) The Company, as an independent contractor, shall service and administer the Mortgage Loans, all in accordance with the terms of this
     Agreement, Accepted Servicing Practices, applicable law and the terms of the Mortgage Notes and Mortgages. In connection with such servicing and administration, the Company shall have full power and authority, acting alone or through Subservicers, to do or cause to be done any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, including, without limitation, the power and authority (1) to execute and deliver, on behalf of the Purchaser, customary consents or waivers and other instruments and documents, (2) to consent, with respect to the Mortgage Loans it services, to transfers of any
     Mortgaged Property and assumptions of the Mortgage Notes and related
     Mortgages (but only in the manner provided in this Agreement), (3) to collect any Insurance Proceeds and other Liquidation Proceeds relating to the Mortgage Loans it services, and (4) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage
     Loan it services. The Servicer shall represent and protect the interests of the Purchaser in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan, except as provided pursuant to Section 4.22. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the
     Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

Section 4.02. Liquidation of Mortgage Loans.

     In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing
Practices, (3) the Company shall determine prudently to be in the best interest of the Purchaser,

                                       42

and (4) is consistent with any related PMI Policy. Foreclosure or comparable proceedings shall be initiated within one hundred twenty (120) days of default for Mortgaged Properties for which no satisfactory arrangements can be made for collection of delinquent payments unless prevented by statutory limitations or states whose bankruptcy laws prohibit such actions within such timeframe. The
Company shall use its best efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the
Purchaser, taking into account, among other things, the timing of foreclosure proceedings. In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to
Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority).

     Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged
Property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the
Purchaser. Upon completion of the inspection or review, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

     After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property.
In the event (a) the environmental inspection report indicates that the
Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, and/or Insurance Proceeds, or if the
Liquidation Proceeds and/or Insurance Proceeds are insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof. In the event the Purchaser directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all
Servicing Advances made with respect to the related Mortgaged Property from the
Custodial Account pursuant to Section 4.05 hereof.

Section 4.03. Collection of Mortgage Loan Payments.

     Continuously from the date hereof until the principal and interest on all
Mortgage Loans are paid in full, in accordance with this Agreement and Accepted
Servicing Standards, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and

                                       43

estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end
that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

     Consistent with the foregoing, the Company may in its discretion (i) waive any late payment charge with respect to a Mortgage Loan it services and (ii)
extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the Company cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the related Cut-off Date. In the event of any such arrangement, the Company shall make Monthly Advances on the related Mortgage Loan in accordance with the provisions of Section 5.03 during the scheduled period in accordance with the amortization schedule of such
Mortgage Loan without modification thereof by reason of such arrangements. The
Company shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the
Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

Section 4.04. Establishment of and Deposits to Custodial Account.

     The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, titled "Indymac Bank, F.S.B., in trust for Bank of America, National Association and/or subsequent purchasers of Mortgage Loans, and various Mortgagors - P & I."
The Custodial Account shall be established with a Qualified Depository. Upon request of the Purchaser and within ten (10) days thereof, the Company shall provide the Purchaser with written confirmation of the existence of such
Custodial Account. Any funds deposited in the Custodial Account shall at all times be insured to the fullest extent allowed by applicable law. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05.

     The Company shall deposit in the Custodial Account within two Business Days of Company's receipt, and retain therein, the following collections received by the Company and payments made by the Company after the related Cut-off Date, other than payments of principal and interest due on or before the related
Cut-off Date, or received by the Company prior to the related Cut-off Date but allocable to a period subsequent thereto:

               (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments (including Prepayment Premiums paid by the Mortgagor);

               (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

               (iii) all Liquidation Proceeds;

                                       44

               (iv) all Insurance Proceeds, including amounts required to be deposited pursuant to Section 4.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the
          Mortgaged Property or released to the Mortgagor in accordance with
          Section 4.14), Section 4.11 and Section 4.15;

               (v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the
          Mortgagor in accordance with Section 4.14;

               (vi) any amounts required to be deposited in the Custodial
          Account pursuant to Section 4.01, 5.01, 5.03, 6.01 or 6.02;

               (vii) any amounts payable in connection with the repurchase of or substitution for any Mortgage Loan pursuant to Section 3.03;

               (viii) with respect to each Principal Prepayment an amount (to be paid by the Company out of its funds) equal to the lesser of, with respect to all Principal prepayments received in the Principal
          Prepayment period of (i) the amount which, when added to all amounts allocable to interest received in connection with the Principal
          Prepayment, equals one month's interest on the amount of principal so prepaid at the Mortgage Loan Remittance Rate, and (ii) the aggregate
          Servicing Fee for that month;

               (ix) any amounts required to be deposited by the Company pursuant to Section 4.10 in connection with the deductible clause in any blanket hazard insurance policy; and

               (x) any amounts received with respect to or related to any REO
          Property and all REO Disposition Proceeds pursuant to Section 4.16.

     The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees and other ancillary income (other than Prepayment Premiums), to the extent permitted by Section 6.01, need not be deposited by the Company into the
Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the
Company shall be entitled to retain and withdraw such interest from the
Custodial Account pursuant to Section 4.05. The Company shall maintain adequate records with respect to all deposits and withdrawals made pursuant to this
Section 4.04 and Section 4.05. All funds required to be deposited in the
Custodial Account shall be held in trust for the Purchaser until withdrawn in accordance with Section 4.05.

Section 4.05. Permitted Withdrawals From Custodial Account.

     The Company shall, from time to time, withdraw funds from the Custodial
Account for the following purposes:

                                       45

               (i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

               (ii) to reimburse itself for Monthly Advances of the Company's funds made pursuant to Section 5.03, the Company's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the
          Company's right thereto shall be prior to the rights of Purchaser, except that, where the Company is required to repurchase a Mortgage
          Loan pursuant to Section 3.03 or 6.02, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage
          Loan;

               (iii) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage
          Loan being limited to related Liquidation Proceeds, Condemnation
          Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser, except that where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03, 3.04 or 6.02, in which case the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

               (iv) to reimburse itself for Monthly Advances or Servicing
          Advances that will not be recoverable from the Mortgagor or through liquidation of the related Mortgage Loan (as certified by the Company to the Purchaser in an officer's certificate);

               (v) to pay itself as part of its servicing compensation interest on funds deposited in the Custodial Account;

               (vi) to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 8.01;

               (vii) to pay any amount required to be paid pursuant to Section
          4.16 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a particular REO
          Property, the amount of such expenditure or withdrawal from the
          Custodial Account shall be limited to amounts on deposit in the
          Custodial Account with respect to the related REO Property;

                                       46

               (viii) to remove funds inadvertently placed in the Custodial
          Account by the Company;

               (ix) to transfer funds to another Qualified Depository; and

               (x) to clear and terminate the Custodial Account upon the
          termination of this Agreement.

     In the event that the Custodial Account is interest bearing, on each
Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Company is not obligated to remit on such Remittance Date. The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

     The Company shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the
Custodial Account.

Section 4.06. Establishment of and Deposits to Escrow Account.

     The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts titled, "IndyMac Bank, F.S.B., in trust for Bank of
America, National Association and/or subsequent purchasers of Residential
Mortgage Loans, and various Mortgagors - T & I." The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Upon request of the Purchaser and within ten
(10) days thereof, the Company shall provide the Purchaser with written confirmation of the existence of such Escrow Account. Funds deposited in the
Escrow Account may be drawn on by the Company in accordance with Section 4.07.

     The Company shall deposit in the Escrow Account or Accounts within two (2)
Business Days of Company's receipt, and retain therein:

               (i) all Escrow Payments collected on account of the Mortgage
          Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

               (ii) all amounts representing Insurance Proceeds or Condemnation
          Proceeds which are to be applied to the restoration or repair of any
          Mortgaged Property.

     The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section
4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the
Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

                                       47

Section 4.07. Permitted Withdrawals From Escrow Account.

     Withdrawals from the Escrow Account or Accounts may be made by the Company only:

               (i) to effect timely payments of ground rents, taxes,
          assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

               (ii) to reimburse the Company for any Servicing Advances made by the Company pursuant to Section 4.08 with respect to a related
          Mortgage Loan, but only from amounts received on the related Mortgage
          Loan which represent late collections of Escrow Payments thereunder;

               (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

               (iv) for transfer to the Custodial Account for application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

               (v) for application to the restoration or repair of the Mortgaged
          Property in accordance with the procedures outlined in Section 4.14;

               (vi) to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the
          Escrow Account;

               (vii) to remove funds inadvertently placed in the Escrow Account by the Company; and

               (viii) to clear and terminate the Escrow Account on the
          termination of this Agreement.

Section 4.08. Payment of Taxes, Insurance and Other Charges.

     With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged
Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same of the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments, which advances shall constitute
Servicing Advances hereunder; provided that the Company shall be required to so advance only

                                       48

to the extent that the Company, in its good faith judgment, believes the
Servicing Advance to be recoverable from Insurance Proceeds or Liquidation
Proceeds or otherwise. The costs incurred by the Company, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage
Loans so permit.

Section 4.09. Transfer of Accounts.

     The Company may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time; provided that the Company shall give written notice to the Purchaser of any proposed change of the location of either Account not later than ten (10) Business Days prior to any change thereof.

Section 4.10. Maintenance of Hazard Insurance.

     The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary or required by law in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to
Fannie Mae or Freddie Mac, the Company shall notify the Purchaser and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 4.11 hereof.

     If the related Mortgaged Property is located in an area identified by the
Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Company will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in effect with an insurance carrier acceptable to Fannie Mae or Freddie Mac in an amount representing coverage equal to the least of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis
(or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended, and (iii) the outstanding balance of the Mortgage Loan. If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law and pursuant to the FEMA Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster
Protection Act of 1973, as amended, the Company shall notify the related
Mortgagor to obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such

                                       49

notification, the Company shall immediately force place the required flood insurance on the Mortgagor's behalf. Any out-of-pocket expenses or advance made by the Company on such force placed flood insurance coverage shall be deemed a
Servicing Advance.

     If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae or Freddie Mac requirements, and secure from the owner's association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

     All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard mortgagee clauses, without contribution, which shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage.

     The Company shall not interfere with the Mortgagor's freedom of choice in selecting either an insurance carrier or agent, provided, however, that the
Company shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae or Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

     Pursuant to Section 4.04, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the
Mortgagor, in accordance with the Company's normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Section 4.11. Maintenance of Mortgage Impairment Insurance.

     In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy (1) names the Company as loss payee, (2) provides coverage in an amount equal to the amount required pursuant to Section 4.10 without coinsurance, and (3) otherwise complies with Accepted Servicing Practices and all other requirements of Section
4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10. The Company shall prepare and make any claims on the blanket policy as deemed necessary by the Company in accordance with prudent servicing practices. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under

                                       50

the blanket policy because of such deductible clause, such amount to be deposited from the Company's funds, without reimbursement therefor. Upon request of the Purchaser, the Company shall cause to be delivered to the Purchaser a certificate of insurance for such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

Section 4.12. Maintenance of Fidelity Bond and Errors and Omissions Insurance.

     The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Company Employees"). Any such Fidelity Bond and Errors and
Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket
Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such
Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy
also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and Errors and
Omissions Insurance Policy shall be at least equal to the amounts acceptable to
Fannie Mae or Freddie Mac. Upon the request of the Purchaser, the Company shall cause to be delivered to the Purchaser a certificate of insurance for such
Fidelity Bond and Errors and Omissions Insurance Policy.

Section 4.13. Inspections.

     If any Mortgage Loan is more than ninety (90) days delinquent, the Company immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall keep a written report of each such inspection.

Section 4.14. Restoration of Mortgaged Property.

     The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be
applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than
$15,000, at a minimum the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

               (i) the Company shall receive satisfactory independent
          verification of completion of repairs and issuance of any required approvals with respect thereto;

                                       51

               (ii) the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

               (iii) the Company shall verify that the Mortgage Loan is not in default; and

               (iv) pending repairs or restoration, the Company shall place the
          Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

     If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 4.15. Maintenance of PMI Policy; Claims.

     If a Mortgage Loan has an original LTV greater than 80%, the Company shall, without any cost to the Purchaser maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring the portion over 78% until terminated pursuant to the Homeowners Protection Act of 1998, 12 UCS Section
4901, et seq. In the event that such PMI Policy shall be terminated other than as required by law, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy. If the insurer shall cease to be a
Qualified Insurer, the Company shall determine whether recoveries under the PMI
Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason. If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Company shall not take any action which would result in noncoverage under any applicable PMI
Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI
Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI
Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement PMI Policy as provided above.

     In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy in a timely fashion in accordance with the terms of such PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy respecting a defaulted Mortgage Loan.
Pursuant to Section 4.04, any amounts collected by the Company under any PMI
Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

                                       52

Section 4.16. Title, Management and Disposition of REO Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser, or unless the Purchaser notifies the Company that the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, in which case the deed or certificate of sale shall be taken in the name of such Person or Persons as the Purchaser shall be direct. The Person or Persons holding such title other than the Purchase shall acknowledge in writing that such title is being held as nominee for the Purchaser.

     The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale.
However, the Purchaser shall have the option to manage and operate the REO
Property provided the Purchaser gives written notice of its intention to do so within sixty (60) days after such REO Property is acquired in foreclosure or by deed in lieu of foreclosure. The election by the Purchaser to manage the REO
Property shall not constitute a termination of any rights of the Company pursuant to Section 11.02.

     If the Purchaser does not elect to manage and operate the REO Property, the
Company shall manage, conserve, protect and operate each REO Property for the
Purchaser solely for the purpose of its prompt disposition and sale. The
Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

     The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three (3)
years after title has been taken to such REO Property, unless (i) a REMIC election has not been made with respect to the arrangement under which the
Mortgage Loans and the REO Property are held, and (ii) the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than three (3) years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property and
(ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the
Company as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Company and Purchaser shall be entered into with respect to such purchase money mortgage.

     The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the amount required by Fannie Mae and, to the extent required and available under the Flood
Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

                                       53

     The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. Notwithstanding any other provision in this
Section, no REO Property shall be marketed for less than the Appraised Value without the prior consent of the Purchaser, and no REO Property shall be sold for less than ninety percent (90%) of its Appraised Value without the prior consent of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.03. On the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the
Custodial Account shall be distributed to the Purchaser.

     The Company shall withdraw from the Custodial Account funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.11. The
Company shall make monthly distributions on each Remittance Date to the
Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section
4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 4.17. Real Estate Owned Reports.

     Together with the statement furnished pursuant to Section 5.02, the Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO
Property for the previous month and the Company's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Section 4.18. Liquidation Reports.

     Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Company pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such
Mortgaged Property.

Section 4.19. Reports of Foreclosures and Abandonments of Mortgaged Property.

     Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to
Section 6050J of the Code. The Company shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.

                                       54

Section 4.20. [Reserved.]

Section 4.21. Notification of Adjustments.

     With respect to each Mortgage Loan, the Company shall adjust the Mortgage
Interest Rate on the related Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Company shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage
Interest Rate adjustments. The Company shall promptly, upon written request, deliver to the Purchaser such notifications along with information regarding the applicable date of such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Company or the receipt of notice from the Purchaser that the Company has failed to adjust a Mortgage
Interest Rate in accordance with the terms of the related Mortgage Note, the
Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Purchaser thereby.

Section 4.22. Modifications, Waivers, Amendments and Consents.

          (a) Subject to this Section 4.22, the Company may agree to any modification, waiver, forbearance, or amendment of any term of any Mortgage
     Loan without the consent of the Purchaser. All modifications, waivers, forbearances or amendments of any Mortgage Loan shall be in writing and shall be consistent with Accepted Servicing Practices.

          (b) The Company shall not agree to enter into, and shall not enter into, any modification, waiver, forbearance or amendment of any term of any
     Mortgage Loan if such modification, waiver, forbearance, or amendment would:

               (i) affect the amount or timing of any related payment of
          principal, interest or other amount payable thereunder;

               (ii) in the Company's judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

               (iii) otherwise constitutes a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b);

unless, in each case, (a) such Mortgage Loan is 90 days or more past due or (b)
the Company delivers to the Purchaser an Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the REMIC status of the Trust Estate and, in either case, such modification, waiver, forbearance or amendment is reasonably likely to produce a greater recovery with respect to such Mortgage Loan than would liquidation. Subject to Accepted
Servicing Practices, the Company may permit a forbearance for a Mortgage Loan which, in the Company's judgment, is subject to imminent default.

                                       55

          (c) Any payment of interest, which is deferred pursuant to any modification, waiver, forbearance or amendment permitted hereunder, shall not, for purposes hereof, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit.

          (d) The Company may, as a condition to granting any request by a
     Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within the Company's discretion pursuant to the
     Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Company, as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by the Company, which amount shall be retained by the Company as additional servicing compensation.

          (e) The Company shall notify the Purchaser, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage
     Loan and the date thereof, and shall deliver to the Purchaser (or, at the direction of the Purchaser, the Custodian) for deposit in the related
     Mortgage File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within ten Business Days) following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, the Company (i) shall deliver to the Purchaser a copy thereof and (ii) shall deliver to the Purchaser such document, with evidence of notification upon receipt thereof from the public recording office.

          (f) To the extent consistent with the terms of this Agreement, the
     Company may waive (or permit a Subservicer to waive) a Prepayment Premium only under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Company, maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan,
     (ii) such waiver is required under state or federal law or (iii) the mortgage debt has been accelerated as a result of the Mortgagor's default in making its Monthly Payments. The Company shall not waive any Prepayment
     Premium unless it is waived in accordance with this Section 4.22(f).

     In lieu of the remedies provided in Section 3.04, the Company shall pay the amount of any Prepayment Premium (to the extent not collected and remitted to the Purchaser) to the Purchaser or its assignees if (1) the representation in
Section 3.02(ggg) is breached and such breach materially and adversely affects the interests of the Purchaser or its assigns or (2) the Company waives any
Prepayment Premium other than as permitted under this Section 4.22(f). The
Company shall pay the amount of such Prepayment Premium, for the benefit of the
Purchaser or any assignee of the Purchaser, by depositing such amount into the
Custodial Account at the time that the amount prepaid on the related Mortgage
Loan is required to be deposited into the Custodial Account.

                                       56

Section 4.23. Disaster Recovery/Business Continuity Plan.

     The Company shall establish contingency plans, recovery plans and proper risk controls to ensure Company's continued performance under this Agreement.
The plans must be in place within thirty (30) calendar days after the date of this Agreement and shall include, but not be limited to, testing, control functions, accountability and corrective actions to be immediately implemented, if necessary. The Company agrees to make summaries of the plans available to the
Purchaser or its regulators upon request.

Section 4.24. Fair Credit Reporting Act.

          (a) The Company shall furnish, in accordance with the Fair Credit
     Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on each Mortgagor's credit files to Equifax, Experian, and Trans Union Credit Information Company
     (three of the credit repositories), on a monthly basis.

          (b) The Company agrees to transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, the Company shall report one of the following statuses each month: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed or charged-off.

          (c) The Company shall comply with Title V of the Grann-Leach-Bliley
     Act of 1999 and all applicable regulations promulgated thereunder, relating to the Mortgage Loans and the related Mortgagors and shall provide all required notices thereunder.

Section 4.25. HMDA Data Elements.

     The Company shall provide to the Purchaser all data and information (in form and substance acceptable to the Purchaser) required to be collected by the originator or owner of residential mortgage loans under the Federal Home
Mortgage Disclosure Act.

                                    ARTICLE V

                              PAYMENTS TO PURCHASER

Section 5.01. Remittances.

     On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the
Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section
4.05), plus (b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to
Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(viii);
minus (d) any amounts attributable to Monthly Payments collected but due on a
Due Date or Dates subsequent to the first day of the month of the Remittance
Date,

                                       57

[and minus (e) any amounts attributable to Buydown Funds being held in the
Custodial Account,] which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

     With respect to any remittance received by the Purchaser more than one (1)
Business Day after the Remittance Date on which such payment was due, the
Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial
Account by the Company on the date such late payment is made and shall cover the period commencing with the day following the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any
Event of Default by the Company.

Section 5.02. Automated Servicing Systems and Statements to Purchaser.

     The Company shall setup, format, maintain and transmit to the Purchaser the
Company's servicing date and other electronic data storage and transmission systems related to the Mortgage Loans (collectively, the "Servicing Systems") in accordance with the guidelines and requirements set forth in Exhibit J attached hereto (the "Servicer Requirements"), and the Company shall cooperate with the
Purchaser to receive data fields from the Purchaser that are to be incorporated in the Servicing Systems in accordance with the Servicer Requirements.

     Not later than the tenth (10th) day of each month, the Company shall furnish to the Purchaser, with respect to the preceding month, a monthly collection report, a monthly paid in full report that summarizes Mortgage Loans paid in full during the Due Period and a monthly trial balance report that provides a trial balance as of the last day of the month preceding such
Remittance Date in electronic format agreed upon by the Company and the
Purchaser.

     Not later than the tenth (10th) day of each month, the Company shall furnish to the Purchaser a delinquency report and a monthly remittance advice, including the information set forth in Exhibit J, in both a physical form and a mutually agreeable electronic format as to the remittance on such Remittance
Date and as to the period ending on the last day of the month preceding such
Remittance Date.

Section 5.03. Monthly Advances by Company.

     No later than the close of business on the Business Day preceding each
Remittance Date, the Company shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all
Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate)
which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the related Determination Date or which were deferred pursuant to Section 4.01. Any amounts held for future distribution and so used shall be replaced by the Company by deposit in the
Custodial Account on or before any future Remittance Date if funds in the
Custodial Account on such Remittance Date shall be less

                                       58

than payments to the Purchaser required to be made on such Remittance Date. The
Company's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the earlier of: (i) the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation
Proceeds) with respect to the Mortgage Loan; and (ii) the Remittance Date prior to the date the Mortgage Loan is converted to REO Property, provided however, that if requested by a Rating Agency in connection with a securitization, the
Company shall be obligated to make such advances through the Remittance Date prior to the date on which cash is received in connection with the liquidation of REO Property; provided, however, that any such obligation under this Section
5.03 shall cease if the Company determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Company from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, or
otherwise with respect to a particular Mortgage Loan. In the event that the
Company determines that any such advances are non-recoverable, the Company shall provide the Purchaser with a certificate signed by two officers of the Company evidencing such determination.

                                   ARTICLE VI

                          GENERAL SERVICING PROCEDURES

Section 6.01. Due-on-Sale Provision and Assumptions.

     The Company shall use its best efforts to enforce any "due-on-sale"
provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the
Mortgagor remains liable on the Mortgage and the Mortgage Note. When the
Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

     If the Company reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause or that either a decision not to exercise the
"due-on-sale" provision or a decision to permit an assumption of the Mortgage
Loan is in the best interest of the Purchaser, the Company shall enter into (i)
an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the
Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under applicable law to require that the original
Mortgagor remain liable under the Mortgage Note, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged
Property is substituted as Mortgagor and becomes liable under the Mortgage Note.
The Company shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the

                                       59

related Mortgage File and shall, for all purposes, be considered a part of such
Mortgage File to the same extent as all other documents and instruments constituting a part thereof. If an assumption fee is collected by the Company for entering into an assumption agreement such fee will be retained by the
Company as additional servicing compensation. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage
Note, the term of the Mortgage Loan, the outstanding principal amount of the
Mortgage Loan nor any other material terms shall be changed without Purchaser's consent.

     To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the credit-worthiness of the proposed transferee, and shall use the Underwriting Guidelines criteria for approving the credit of the proposed transferee. If the credit-worthiness of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 6.02. Satisfaction of Mortgages and Release of Mortgage Files.

     Upon the payment in full of any Mortgage Loan, or the receipt by the
Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company immediately shall notify the Purchaser and shall request the release of any Mortgage Loan Documents.

     If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price, plus any prepayment penalty or premium provided for in the terms of the Mortgage Note, if applicable, by deposit thereof in the Custodial Account within one Business Day of receipt of such demand by the Purchaser. The Company shall maintain the
Fidelity Bond and Errors and Omissions Insurance Policy as provided for in
Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03. Servicing Compensation.

     As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account the amount of its Servicing Fee. The
Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid scheduled principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the
Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments, Liquidation Proceeds, or Insurance
Proceeds. Notwithstanding the foregoing, with respect to the payment of the
Servicing Fee for any month, the aggregate Servicing Fee shall be reduced (but not below zero) by an amount equal to the Prepayment Interest Shortfall for the related Principal Prepayment Period.

     Additional servicing compensation in the form of assumption fees, to the extent provided in Section 6.01, late payment charges and other ancillary income
(other than Prepayment

                                       60

Premiums) shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 6.04. Annual Statement as to Compliance.

     The Company shall deliver to the Purchaser, not later than the earlier of
March 15 of each year (if such day is not a Business Day, the preceding Business
Day), an Officer's Certificate, stating that (i) a review of the activities of the Company during the preceding fiscal year and of performance under this
Agreement or similar agreements has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the
Company has fulfilled all its obligations under, and complied fully with the provisions of, this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

Section 6.05. [Reserved]

Section 6.06. Right to Examine Company Records.

     The Purchaser, or its designee, shall have the right to examine and audit any and all of the related books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. The Purchaser shall pay its own travel expenses associated with such examination.

Section 6.07. Compliance with REMIC Provisions.

     If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or
(ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860 (a) (2) of the
Code and the tax on "contributions" to a REMIC set forth in Section 860(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

                                       61

                                  ARTICLE VII

                              COMPANY TO COOPERATE

Section 7.01. Provision of Information.

     During the term of this Agreement, the Company shall furnish to the
Purchaser such periodic, special, or other reports or information, and copies or originals of any documents contained in the Servicing File for each Mortgage
Loan provided for herein. All other special reports or information not provided for herein as shall be necessary, reasonable, or appropriate with respect to the
Purchaser or any regulatory agency will be provided at the Purchaser's expense.
All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give. Upon request from the Purchaser, the Company shall deliver no later than sixty (60) days after such request any Servicing File or document therein, or copies thereof, to the Purchaser at the direction of the Purchaser. The
Purchaser shall return any original Servicing File or document therein delivered pursuant to this Section no later than fifteen (15) days after receipt thereof.

     In addition, during the term of this Agreement, the Company shall provide to the OCC and to comparable regulatory authorities supervising the Purchaser or any of Purchaser's assigns (including beneficial owners of securities issued in
Securitizations backed by the Mortgage Loans) and the examiners and supervisory agents of the OCC and such other authorities, access to the documentation required by applicable regulations of the OCC and other authorities supervising the Purchaser or any of its assigns with respect to the Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Company.

     The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 7.02. Financial Statements; Servicing Facility.

     In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective purchaser the audited financial statements of the
Company, which shall include information relating to the Company, for the most recently completed two fiscal years for which such financial statements are available, as well as a Consolidated Statement of Condition at the end of the
last two fiscal years covered by such Consolidated Statement of Operations. The
Company also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company
(and are available upon request to members or stockholders of the Company or to the public at large).

     The Company also shall make available to the Purchaser or prospective purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company, and to permit any prospective purchaser to inspect the Company's servicing facilities for the purpose of

                                       62

satisfying such prospective purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.

Section 7.03. Cooperation with Third-party Service Providers.

     The Company shall cooperate with the Purchaser in servicing the Mortgage
Loans in accordance with the usual and customary requirements of any credit enhancement, risk management and other service providers and shall otherwise cooperate with the Purchaser in connection with such third-party service providers and the provision of third-party services; provided, however, that such requirements are reasonably acceptable to the Company and pose no greater risk, obligation or expense to the Company than otherwise set forth in this
Agreement. Any additional costs and/or expenses will be paid by the requesting party.

                                  ARTICLE VIII

                                   THE COMPANY

Section 8.01. Indemnification; Third Party Claims.

     The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain as a result of the failure of the
Company to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement; provided, however, that such indemnification shall not include punitive, consequential, exemplary or special damages (other than punitive, consequential, exemplary and special damages required to be paid by the indemnified party under this Agreement to any Person (other than a party to this Agreement or any of its affiliates) arising out of an action or proceeding by such Person, which damages shall be deemed to be direct damages to the party required to pay such punitive, consequential, exemplary or incidental damages).
The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The provisions of this Section 8.01(a)
shall survive termination of this Agreement.

Section 8.02. Merger or Consolidation of the Company.

     The Company shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

     Any person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the
Company shall be a party, or any Person succeeding to the business of the
Company, shall be the successor of the Company

                                       63

hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii)
the deposits of which are insured by the FDIC, SAIF and/or BIF, (iii) who is a
Fannie Mae or Freddie Mac-approved company in good standing. Furthermore, in the event the Company transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Company, such affiliate shall satisfy the condition above, and shall also be fully liable to the Purchaser for all of the
Company's obligations and liabilities hereunder.

Section 8.03. Limitation on Liability of Company and Others.

     Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement or any other liability which would otherwise be imposed under this Agreement. The
Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the
Purchaser of the reasonable legal expenses and costs of such action, unless any such costs result from a breach of the Company's representations and warranties made herein or its failure to perform its obligations in compliance with this
Agreement.

Section 8.04. Limitation on Resignation and Assignment by Company.

     The Purchaser has entered into this Agreement with the Company and subsequent purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the
Company shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof or sell or otherwise dispose of all of its property or assets without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

     The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an
Opinion of Counsel to such effect delivered to the Purchaser which Opinion of
Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall

                                       64

become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section
12.01.

     Without in any way limiting the generality of this Section 8.04, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the
Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.

                                   ARTICLE IX

                    WHOLE LOAN TRANSFERS AND SECURITIZATIONS

Section 9.01. Removal of Mortgage Loans from Inclusion Under this Agreement Upon the Pass-Through.

     The Purchaser and the Company agree that with respect to some or all of the
Mortgage Loans, the Purchaser, at its sole option, may effect one or more Whole
Loan Transfers or Securitizations, retaining the Company as the servicer thereof or subservicer if a master servicer is employed, or as applicable the
"seller/servicer." On the Reconstitution Date, the Mortgage Loans transferred shall cease to be serviced by the Company pursuant to this Agreement as provided in this Section 9.01; provided, however, that, in the event that any Mortgage
Loan transferred pursuant to this Section 9.01 is rejected by the transferee, the Company shall continue to service such rejected Mortgage Loan on behalf of the Purchaser in accordance with the terms and provisions of this Agreement.

     The Company shall cooperate with the Purchaser in connection with each
Whole Loan Transfer or Securitization in accordance with this Section 9.01. In connection therewith the Company shall:

          (a) make all representations and warranties set forth in Section 3.01 as of the closing date of each Whole Loan Transfer or Securitization and the representations and warranties set forth in Section 3.02 of this
     Agreement with respect to the Mortgage Loans subject to such Whole Loan
     Transfer or Securitization as of the Closing Date, modified to the extent necessary to accurately reflect the pool statistics of the Mortgage Loans as of the date of such Whole Loan Transfer or Securitization and any events or circumstances existing subsequent to the related Closing Date(s);

          (b) execute an Assignment, Assumption and Recognition Agreement or at
     the option of the Purchaser, negotiate in good faith and execute any pooling and servicing agreement or similar agreements necessary to effectuate the foregoing provided such agreements create no greater obligation or cost on the part of the Company than otherwise set forth in this Agreement or do not materially and adversely alter the Company's rights hereunder;

                                       65

          (c) make representations and warranties (1) that the Company has serviced the Mortgage Loans in accordance with the terms of this Agreement, provided accurate statements to the Purchaser pursuant to Section 5.02 of this Agreement, and otherwise complied with all covenants and obligations hereunder and (2) that the Company has taken no action nor omitted to take any required action the omission of which would have the effect of impairing any mortgage insurance or guarantee on the Mortgage Loans, and
     (3) regarding the accuracy of the information provided to the Purchaser by the Company on or before the closing date of the applicable Whole Loan
     Transfer; and

          (d) provide as applicable:

               (i) any and all information and appropriate verification of information which may be reasonably available to the Company, including information regarding the Company's foreclosure, delinquency and loss experience and the Company's underwriting standards, whether through letters of its auditors and counsel or otherwise, as the
          Purchaser shall request; and

               (ii) such additional opinions of counsel, letters from auditors, and certificates of public officials or officers of the Company as are reasonably believed necessary by the trustee, any rating agency or any credit enhancement provider, as the case may be, in connection with
          Whole-Loan Transfers or Securitizations; provided, however, that the
          Purchaser shall pay the reasonable third-party costs associated with the preparation of the foregoing information.

     In order to facilitate compliance with Regulation AB promulgated under the
Securities Act, the Company, the Servicer and the Purchaser agree to comply with the provisions of the Regulation AB Compliance Addendum attached hereto as
Exhibit L. In the event the Purchaser has elected to have the Company hold record title to the Mortgages (other than MERS Designated Mortgage Loans), prior to the Reconstitution Date the Company shall prepare an Assignment of Mortgage in blank or to the trustee from the Company acceptable to the Purchaser or the trustee for each related Mortgage Loan that is part of the Whole Loan Transfers or Securitizations. The Company shall pay all preparation and recording costs associated therewith if the related Assignments of Mortgage have not been previously prepared and recorded in Purchaser's name. The Company shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the Purchaser or the trustee upon the Company's receipt thereof.

     All Mortgage Loans not sold or transferred pursuant to Whole Loan Transfers or Securitizations shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

                                       66

                                   ARTICLE X

                                     DEFAULT

Section 10.01. Events of Default.

     Each of the following shall constitute an Event of Default on the part of the Company:

               (i) any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

               (ii) failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement that continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser or by the Custodian; or

               (iii) failure by the Company to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required; or

               (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

               (v) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its assets; or

               (vi) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

               (vii) the Company ceases to meet the servicer eligibility
          qualifications of Fannie Mae or Freddie Mac; or

                                       67

               (viii) the Company attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of Section 8.04.

     If the Company obtains knowledge of an Event of Default, the Company shall promptly notify the Purchaser. In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the
Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, may terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

     Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to
Section 12.01. Upon written request from the Purchaser, the Company shall, at its expense, prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company's sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 10.02. Waiver of Defaults.

     By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of
Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                   ARTICLE XI

                                   TERMINATION

Section 11.01. Termination.

     This Agreement shall terminate upon either: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or the disposition of any REO Property with respect to the last
Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Company and the Purchaser in writing. The representations and warranties and indemnification provisions contained herein shall survive the termination of this Agreement.

                                       68

     Upon written request from the Purchaser in connection with any such termination, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser's possession all
Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Company's sole expense. The Company agrees to cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 11.02. Termination Without Cause.

     The Purchaser may terminate, at its sole option, any rights the Company may have hereunder with respect to any Mortgage Loan Package, without cause as provided in this Section 11.02. Any such notice of termination shall be in writing and delivered to the Company by registered mail as provided in Section
12.05.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.01. Successor to Company.

     Prior to termination of the Company's responsibilities and duties under this Agreement pursuant to Sections 8.04, 10.01, 11.01(ii), the Purchaser shall,
(i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the
Company of the representations and warranties made pursuant to Sections 3.01 and
3.02 and the remedies available to the Purchaser under Section 3.03, it being understood and agreed that the provisions of such Sections 3.01, 3.02, and 3.03 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

                                       69

     Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01, except for subsections (h), (i) and (k) thereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or termination of this Agreement pursuant to Section
8.04, 10.01, or 11.01 shall not affect any claims that any Purchaser may have against the Company arising out of the Company's actions or failure to act prior to any such termination or resignation.

     The Company shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

     Unless the Company is terminated pursuant to Section 11.02, the Purchaser shall be entitled to be reimbursed from the Company for all costs associated with the transfer of servicing, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Purchaser to correct any errors or insufficiencies in the servicing data or otherwise to enable the Purchaser to service the Mortgage Loans properly and effectively.

     Upon a successor's acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

Section 12.02. Amendment.

     This Agreement may be amended from time to time by written agreement signed by the Company and the Purchaser.

Section 12.03. Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE
OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER
SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     EACH OF THE COMPANY AND THE PURCHASER HEREBY KNOWINGLY, VOLUNTARILY AND
INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN
RESPECT OR ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION
WITH, THIS AGREEMENT, OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN
CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS
(WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY OR THE PURCHASER. THIS

                                       70

PROVISION IS A MATERIAL INDUCEMENT FOR THE PURCHASER TO ENTER INTO THIS
AGREEMENT.

Section 12.04. Arbitration.

     In the event a claim or controversy arises concerning the interpretation or enforcement of the terms of this Agreement, the parties hereto agree that such claim or controversy may be settled by final, binding arbitration if the parties hereto, as applicable, consent to such arbitration at the time such claim or controversy arises which consent may be withheld by any party hereto in its sole discretion.

Section 12.05. Duration of Agreement.

     This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the
Mortgage Loans by the Purchaser.

Section 12.06. Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

     (i)  if to the Company:

          IndyMac Bank, F.S.B.
          3465 East Foothill Boulevard
          Pasadena, California 91107
          Attention: Secondary Marketing
          Telephone: _________________
          Fax: ______________________
          or such other address as may hereafter be furnished to the Purchaser in writing by the Company;

     (ii) if to Purchaser:

          Bank of America, National Association
          Hearst Tower
          NC1-027-21-04
          214 North Tryon Street, 21st Floor
          Charlotte, North Carolina 28255
          Attention: Managing Director
          Telephone: (704) 388-8708
          Fax: (704) 386-3215
          or such other address as may hereafter be furnished to the Company in writing by the Purchaser.

                                       71

Section 12.07. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement.

Section 12.08. Relationship of Parties.

     Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the
Company shall be rendered as an independent contractor and not as agent for the
Purchaser.

Section 12.09. Execution; Successors and Assigns.

     This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Sections 8.02 and 8.04, this
Agreement shall inure to the benefit of and be binding upon the Company and the
Purchaser and their respective successors and assigns.

Section 12.10. Recordation of Assignments of Mortgage.

     To the extent permitted by applicable law, each of the Assignments of
Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Company's expense, in the event recordation is either necessary or advisable in accordance with Acceptable Servicing Practices or under applicable law or is requested by the Purchaser at its sole option in the case of Mortgage Loans that are not registered on MERS.

Section 12.11. Assignment by Purchaser.

     The Purchaser shall have the right, without the consent of the Company but subject to the limits set forth in Section 2.02 and Section 9.01 hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment, Assumption and
Recognition Agreement and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans.
All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee. In the event the Purchaser assigns this Agreement, and the assignee assumes any of the Purchaser's obligations hereunder, the Company acknowledges and agrees to look solely to such assignee, and not the Purchaser, for performance of the obligations so assumed and the Purchaser shall be relieved from any liability to the Company with respect thereto.

                                       72

Section 12.12. Solicitation of Mortgagor.

     From and after the Closing Date, the Company agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors or independent mortgage brokerage companies on the Company's behalf, to personally, by telephone, mail or electronic mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan. It is understood and agreed that (i)
promotions undertaken by the Company or any of its affiliates which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio or television advertisements shall not constitute solicitation under this Section, nor is the
Company prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor and (ii) all rights and benefits relating to the solicitation of any Mortgagors to refinance any Mortgage Loans and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their mortgages (including insurance renewal dates) shall be transferred to the Purchaser on the Closing Date and the Company shall take no action to undermine these rights and benefits.

Section 12.13. Further Agreements.

     The Purchaser and the Company each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 12.14. Confidential Information.

     The Purchaser and the Company shall keep confidential and shall not divulge to any Person, without the other party's prior written consent, the price paid by the Purchaser for the Mortgage Loans, except to the extent that it is reasonable and necessary for such party to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

     The Purchaser and the Company agree they (i) shall comply with all applicable laws and regulations regarding the privacy or security of Consumer
Information, (ii) shall not collect, create, use, store, access, disclose or otherwise handle Consumer Information in any manner inconsistent with any applicable laws or regulations regarding the privacy or security of Consumer
Information, (iii) shall not disclose Consumer Information to any affiliated or non-affiliated third party except to enforce or preserve its rights, as otherwise permitted or required by applicable law (or by regulatory authorities having jurisdiction in the premises) or, in the case of the Company, at the specific written direction of the Purchaser, (iv) shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Consumer Information, including maintaining security measures designed to meet the Interagency Guidelines Establishing
Standards for Safeguarding Consumer Information published in final form on
February 1, 2001, 66 Fed. Reg. 8616, and the rules promulgated thereunder and
(v) shall promptly notify the other party in writing upon becoming aware of any actual breach and of any suspected breach of this section. The Company shall promptly provide the Purchaser's regulators information regarding such security measures upon the reasonable request of the Purchaser, which information shall include, but not be limited to, any SAS 70 or similar independent audit reports, summaries of test results or equivalent measures taken by the

                                       73

Company with respect to its security measures, as agreed upon by the parties.
Each party shall indemnify and defend the other party against, and shall hold the other party harmless from, any cost, expense, loss, claim or other liability that such other party may suffer as a result of or in connection with its failure to comply with or perform the obligations set forth in this section. The restrictions set forth herein shall survive the termination of this Agreement.

Section 12.15. Equal Opportunity.

     The Purchaser and the Company represent that they are equal opportunity employers and do not discriminate in employment of persons or awarding of subcontracts because of a person's race, sex, age, religion, national origin, veteran or handicap status. The Company is aware of and fully informed of the
Purchaser's responsibilities and agrees to the provisions under the following:
(a) Executive Order 11246, as amended or superseded in whole or in part, and as contained in Section 202 of said Executive Order as found at 41 C.F.R. Section
60-1.4(a)(1-7); (b) Section 503 of the Rehabilitation Act of 1973 as contained in 41 C.F.R. Section 60-741.4; and (c) The Vietnam Era Veterans' Readjustment
Assistance Act of 1974 as contained in 41 C.F.R. Section 60-250.4.

Section 12.16. Counterparts.

     This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 12.17. Exhibits.

     The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 12.18. General Interpretive Principles.

     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (c) references herein to "Articles", "Sections", "Subsections",
     "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

          (d) a reference to a SubSection without further reference to a Section is a reference to such SubSection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                                       74

          (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

Section 12.19. Reproduction of Documents.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 12.20. Purchase Price and Terms Letter.

     The terms and conditions set forth in the Purchase Price and Terms Letter between the Purchaser and the Company with respect to each Closing Date shall be incorporated herein. In the event of any conflict between the terms of this
Agreement and the related Purchase Price and Terms Letter, this Agreement shall control.

                [Intentionally Blank - Next Page Signature Page]

                                       75

     IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, NATIONAL ASSOCIATION   INDYMAC BANK, F.S.B.

PURCHASER                               COMPANY

By: /s/ Bruce W. Good                   By: /s/ Dan Kammer
    ---------------------------------       ------------------------------------
Name: Bruce W. Good                     Name: Dan Kammer
Title: Vice President                   Title: First Vice President

                                       76

                                    EXHIBIT A

                         FORM OF MORTGAGE LOAN SCHEDULE

                                [Attached hereto]

                                    EXHIBIT B

                         CONTENTS OF EACH MORTGAGE FILE

     With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be retained by the Company in the
Servicing File or delivered to the Custodian pursuant to Sections 2.01, 2.02 and
2.03 of the Flow Sale and Servicing Agreement to which this Exhibit is attached
(the "Agreement"):

     1.   The original Mortgage Note endorsed "Pay to the order of
          _____________, without recourse" and signed in the name of the Company by an authorized officer (provided that, in the event that the
          Mortgage Loan was acquired by the Company in a merger, the signature must be in the following form: "[Company], successor by merger to
          [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by the Company while doing business under another name, the signature must be in the following form: "[Company], formerly known as [previous name]"). The Mortgage Note must contain all necessary intervening endorsements showing a complete chain of endorsement from the Originator (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage
          Note);

     2.   The original of any guarantee executed in connection with the Mortgage
          Note (if any).

     3.   The original Mortgage, with evidence of recording thereon, except as follows. If in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded
          Mortgage, the Company shall deliver or cause to be delivered to the
          Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's
          Certificate of the Company stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Mortgage.

     4.   The originals or certified true copies of any document sent for recordation of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, or, if the original of any such agreement with evidence of recording thereon has not been returned by the public recording office where such agreement has been delivered for recordation or such agreement has been lost or such public recording office retains the original recorded agreement, a photocopy of such agreement, certified by the Company or its agent to be a true and correct copy of the agreement delivered to the appropriate public recording office for recordation. The original recorded agreement or, in the case of a agreement where a public recording office retains the original recorded agreement or in the case where an agreement is lost after recordation in a public recording office, a copy of such agreement certified by such public recording office to be a true and complete copy of the original recorded agreement, will be promptly delivered to the Custodian upon receipt thereof by the Company.

     5.   The original Assignment of Mortgage, in blank, for each Mortgage Loan, in form and substance acceptable for recording (except for the insertion of the name of the assignee and recording information). If the Mortgage Loan was acquired by the Company in a merger, the
          Assignment of Mortgage must be made by "[Company], successor by merger to [name of predecessor]." If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the
          Assignment of Mortgage must be made by "[Company], formerly know as
          [previous name]." Subject to the foregoing and where permitted under the applicable laws of the jurisdiction wherein the Mortgaged property is located, such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county. If the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS")
          or its designee, no Assignment of Mortgage will be required to be prepared or delivered and instead, the Company shall take all actions as are necessary to cause the Purchaser to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     6.   For any Mortgage Loan not recorded in the name of MERS, originals or certified true copies of documents sent for recordation of all intervening assignments of the Mortgage with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Company shall deliver or cause to be delivered to the
          Custodian, a photocopy of such intervening assignment, together with
          (i) in the case of a delay caused by the public recording office, an
          Officer's Certificate of the Company stating that such intervening
          Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening Assignment of Mortgage or a copy of such intervening
          Assignment of Mortgage certified by the appropriate public recording office or by the title

                                        2

          insurance company that issued the title policy to be a true and complete copy of the original recorded intervening Assignment of
          Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening Assignment of Mortgage or in the case where an intervening Assignment of Mortgage is lost after recordation in a public recording office, a copy of such intervening Assignment of
          Mortgage certified by such public recording office to be a true and complete copy of the original recorded intervening Assignment of
          Mortgage.

     7.   The original PMI Policy or certificate of insurance, where required pursuant to the Agreement.

     8.   The original mortgagee policy of title insurance or evidence of title.

     9.   Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

     10.  For each Mortgage Loan which is secured by a residential long-term lease, if any, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation.

     11.  For each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

               (A)  the stock certificate;

               (B)  the stock power executed in blank;

               (C)  the executed proprietary lease;

               (D)  the executed recognition agreement;

               (E)  the executed assignment of recognition agreement;

               (F) the executed UCC-1 financing statement with evidence of recording thereon; and

               (G) executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation)

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items to the extent in the possession of the Company or in the possession of the Company's agent(s):

                                        3

     12.  The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 4.10 of the Agreement.

     13.  Residential loan application.

     14.  Mortgage Loan closing statement.

     15.  Verification of employment and income.

     16.  Verification of acceptable evidence of source and amount of down payment.

     17.  Credit report on the Mortgagor.

     18.  Residential appraisal report.

     19.  Photograph of the Mortgaged Property.

     20.  Survey of the Mortgaged Property, if required by the title company or applicable law.

     21.  Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy,
          i.e. map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

     22.  All required disclosure statements.

     23.  If available, termite report, structural engineer's report, water potability and septic certification.

     24.  Sales contract, if applicable.

     25.  Evidence of payment of taxes and insurance premiums, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage file and which are required to document the Mortgage Loan or to service the Mortgage
          Loan.

     26.  Amortization schedule, if available.

     27.  Original power of attorney, if applicable.

     In the event of a delay by the public recording office in returning any recorded document, the Company shall deliver to the Custodian, within 180 days of the Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office,
(iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv)
specify the date the applicable recorded document will be delivered to the
Custodian. The Company shall be required to deliver

                                        4

to the Custodian the applicable recorded document by the date specified in (iv)
above. An extension of the date specified in (iv) above may be requested form the Purchaser, which consent shall not be unreasonably withheld.

                                        5

                                    EXHIBIT C

                           FORM OF CUSTODIAL AGREEMENT

                                [Attached hereto]

                                    EXHIBIT D

            FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

                                                            [DATE OF ASSIGNMENT]

     ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT dated ___________________, among _________________, a _________________ corporation having an office at
_________________ ("Assignor"), _________________, having an office at
_________________ ("Assignee") and [NAME OF COMPANY] (the "Company"), having an office at [INSERT COMPANY ADDRESS]:

     For and in consideration of the sum of one dollar ($1.00) and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. With respect to the Mortgage Loans listed on Exhibit A hereto, the
Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Purchaser, in, to and under that certain Flow
Sale and Servicing Agreement, (the "Flow Sale and Servicing Agreement"), dated as of March 1, 2006, and the Memorandum of Sale dated [INSERT DATE] (together with the Flow Sale and Servicing Agreement, the "Flow Sale Agreement"), each by and between Bank of America, National Association (the "Purchaser") and the
Company, and the Mortgage Loans delivered thereunder by the Company to the
Assignor, and that certain Custodial Agreement, (the "Custodial Agreement"), dated as of [INSERT DATE OF AGREEMENT], by and among the Company, the Purchaser and _________________ (the "Custodian").

     2. The Assignor warrants and represents to, and covenants with, the
Assignee that:

          a. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

          b. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Flow Sale Agreement or the Mortgage Loans;

          c. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Flow Sale Agreement, the
Custodial Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Flow Sale Agreement. The
Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Flow Sale Agreement or the Mortgage Loans; and

          d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the
Mortgage Loans, any interest in the Mortgage Loans or any

                                        1

other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities
Act of 1933 (the "Securities Act") or which would render the disposition of the
Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto.

     3. That Assignee warrants and represent to, and covenants with, the
Assignor and the Company pursuant to Section 12.10 of the Flow Sale Agreement that:

          a. The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Flow Sale Agreement, the Mortgage Loans and the
Custodial Agreement, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor's obligations as purchaser thereunder;

          b. The Assignee understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state;

          c. The purchase price being paid by the Assignee for the Mortgage
Loans is in excess of $250,000.00 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

          d. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person. In this connection, neither the
Assignee nor any person authorized to act therefor has offered to sell the
Mortgage Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) Regulation D, promulgated under the Securities
Act;

          e. The Assignee considers itself a substantial sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

          f. The Assignee has been furnished with all information regarding the
Mortgage Loans that it has requested from the Assignor or the Company;

          g. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accepted a transfer, pledge or other disposition of the
Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of the Mortgage
Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

                                        2

          h. Either (1) the Assignee is not an employee benefit plan ("Plan")
within the meaning of Section 3(3) of the Employee Retirement Income Security
Act of 1974, as amended ("ERISA") or a plan ("Plan") within the meaning of
Section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code"), and the
Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as trustee of, or with assets of, a Plan; or (2) the Assignee's purchase of the Mortgage Loans will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the
Code.

          i. The Assignee's address for purposes of all notices and
correspondence related to the Mortgage Loans and the Flow Sale Agreement is:

          [NAME AND ADDRESS OF ASSIGNEE]
          Attention: _________________________
          Telephone: _________________________
          Fax: _______________________________

     The Assignee's wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Flow Sale Agreement is:

          For the account of [NAME OF ASSIGNEE]
          A/C#: ______________________________
          ABA#: ______________________________
          Attention: _________________________
          Taxpayer ID#: ______________________

     4. Accuracy of the Servicing Agreement.

     The Company and the Assignor represent and warrant to the Assignee that (i)
attached hereto as Exhibit B are true, accurate and complete copies of the Flow
Sale Agreement, the Custodial Agreement and all amendments and modifications, if any, thereto, (ii) neither the Flow Sale Agreement nor the Custodial Agreement has been amended or modified in any respect, except as set forth in this
Agreement, and (iii) no notice of termination has been given to the Company under the Flow Sale Agreement. The Company represents and warrants that through the date hereof the Company has serviced the Mortgage Loans in accordance with the terms of the Flow Sale Agreement.

     5. Recognition of Assignee.

     From and after the date hereof, the Company shall note the transfer of the
Mortgage Loans to the Assignee in its books and records, the Company shall recognize the Assignee as the owner of the Mortgage Loans and the Company shall service the Mortgage Loans for the benefit of the Assignee pursuant to the Flow
Sale Agreement, the terms of which are incorporated herein by reference. It is the intention of the Assignor, the Company and the Assignee that the Flow Sale
Agreement and the Custodial Agreement shall be binding upon and inure to the benefit of the Company and the Assignee and their respective successors and assigns.

                               [Signatures Follow]

                                        3

     IN WITNESS WHEREOF, the parties have caused this Assignment, Assumption and
Recognition Agreement be executed by their duly authorized officers as of the date first above written.

[NAME OF ASSIGNOR]                         [NAME OF ASSIGNEE]

By:                                        By:
    ------------------------------------       ---------------------------------

Name:                                      Name:
      ----------------------------------         -------------------------------

Its:                                       Its:
     -----------------------------------        --------------------------------

INDYMAC BANK, F.S.B. Company

By:
    ------------------------------------
Name:
      ----------------------------------
Its:
     -----------------------------------

                                        4

                                    EXHIBIT A
             to the Assignment, Assumption and Recognition Agreement

                             MORTGAGE LOAN SCHEDULE

                                        5

                                    EXHIBIT B
             to the Assignment, Assumption and Recognition Agreement

              EXECUTION COPIES OF FLOW SALE AND SERVICING AGREEMENT
                             AND MEMORANDUM OF SALE

                                        6

                                    EXHIBIT E

                             UNDERWRITING GUIDELINES

                                [Attached hereto]

                                    EXHIBIT F

                                   [RESERVED]

                                    EXHIBIT G

                                   [RESERVED]

                                    EXHIBIT H

                                   [RESERVED]

                                        2

                                    EXHIBIT I

                           FORM OF MEMORANDUM OF SALE

          CLOSING DATE:

     This Memorandum of Sale (this "Memorandum"), dated as of _______ (the
"Closing Date"), confirms the sale by IndyMac Bank, F.S.B. (the "Company"), to
Bank of America, National Association (the "Purchaser"), and the purchase by the
Purchaser from the Company, of the first lien jumbo conforming [fixed rate]
[adjustable rate] residential mortgage loans on a servicing retained basis described on the Mortgage Loan Schedule attached hereto as Schedule I (the
"Mortgage Loans"), pursuant to the terms of the Flow Sale and Servicing
Agreement (the "Flow Sale and Servicing Agreement"), dated as of March 1, 2006, and is by and between the Purchaser and the Company.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company does hereby bargain, sell, convey, assign and transfer to Purchaser without recourse, except as provided in the Flow Sale and Servicing Agreement, and on a servicing retained basis, all right, title and interest of the Company in and to each of the Mortgage Loans, together with all documents maintained as part of the related Mortgage Files, all Mortgaged
Properties which secure any Mortgage Loan but are acquired by foreclosure, deed in lieu of foreclosure after the Cut-off Date or otherwise, all payments of principal and interest received on the Mortgage Loans after the Cut-off Date, all other unscheduled collections collected in respect of the Mortgage Loans after the Cut-off Date, and all proceeds of the foregoing, subject, however, to the rights of the Company under the Flow Sale and Servicing Agreement.

     The Company has delivered to the Custodian prior to the date hereof the documents with respect to each Mortgage Loan required to be delivered under the
Flow Sale and Servicing Agreement.

     Capitalized terms that are used herein but are not defined herein shall have the respective meanings set forth in the Flow Sale and Servicing Agreement.

                                        3

     IN WITNESS WHEREOF, the parties hereto, by the hands of their duly authorized officers, execute this Memorandum as of the Closing Date referred to above.

BANK OF AMERICA, NATIONAL ASSOCIATION      INDYMAC BANK, F.S.B
as Purchaser                               as Company

By:                                        By:
    --------------------------------           ------------------------------
Name:                                      Name:
      -----------------------------              ----------------------------
Its:                                       Its:
     ------------------------------             -----------------------------

                                        4

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

                                        5

                                    EXHIBIT J

                              SERVICER REQUIREMENTS

Loading/Updating Investor Headers

     1.   The Purchaser will provide investor header matrix for input on MSP by
          Company. Updates/additions will occur monthly, including new investor header detail for each new deal that is settled.

     2.   The Company will load investor headers upon receipt or before month end. The following fields will need to be updated on IN03: MS OPT, MS
          INV CNTRL NO, MS MO DELQ, and MS JUST FL.

     3.   The Company will update the investor headers on the first business day of the next/following month to ensure that the correct loan accounts will appear on the corresponding 413 file that will represent the new month's activity.

Loading Account Numbers

     1.   Upon receipt of a funding schedule, the Purchaser will deliver a cross reference of Company-to-Purchaser account numbers to the Company. The account numbers will be delivered in the tran 55 layout for loading in the next Company MSP cycle.

     2.   The Company will load account numbers on or before the first business day of the month to ensure that the correct the Purchaser account numbers will appear on the corresponding 413 file that will represent the new month's activity.

Automated Monetary Transaction File - 413

     1.   Call Fidelity PowerCell and request installation of IP 770

     2.   On the first business day of the month, the financial transactions for the LSBO portfolio will transmit from the Company MSP system to the the Purchaser MSP system.

Monthly Company File - Automated

     1.   Call Fidelity PowerCell and initiate an SSR for the installation of IP
          1804 and the interchange set-up required to host and transmit this file. This enhancement will provide an automated month-end feed from the Company to the Purchaser for the LSBO portfolio identified by the corresponding investor headers. The feed will include all new loans purchased by the Purchaser in the previous month, as well as a maintenance file for all existing loans in the LSBO portfolio

     2.   Once installed, populate XX flag on the IN03 screen. This flag will assist with synchronizing the feeds received in the Monthly Company
          File and the corresponding 413 file.

                                        6

     3.   Bank of America will receive and process the electronic file on the first business day of the month for the previous month-end file. Note:
          This file comes from the Company automatically with the installation of the IP.

Monthly Company File - Manual

For testing purposes, and in the event that the IP is not installed prior to initial conversion, a manual process is in place to provide the Monthly Company
File data feed for REMOTE MSP clients.

     1.   The Company will load/update investor header information received from the Purchaser.

     2.   The Company will send an email granting permission to Fidelity to provide the manual feed of accounts in the assigned investor headers identified. The email will contain the MSP client and corresponding investor/categories to be included in the feed.

     3.   Bank of America will receive and process the file on the first business day of the month for the previous month-end file.

NOTE: For LICENSED MSP clients, the Company will install and use the existing work-around EZTrieve process. (This will require the installation, testing, and implementation of the EZTrieve until the IP is ready.) The Company will be required to develop a test file and production files until the IP is available.

Reporting Requirements

Required reports for the LSBO project are as follows:

     o    S215 - Report summarizes the collections made during the reporting period

     o    S214 - Report summarizes paid in full loans made during the reporting period

     o    P139 - Monthly statement of mortgage accounts or a trial balance as of the cutoff date

     o    SCHEDULED REMITTANCE REPORTS - Companys send on a monthly basis. We would like this report by the 5th business day.

     o    DELINQUENCY REPORT - Report from the Company to be sent by the 5th business day. If the Company is a Fidelity client, we would like a
          P4DL report. Otherwise, a similar report will suffice. LSBO would like this report sent via e-mail or fax.

NOTE: These S215, S214, and P139 reports will be provided in an electronic format. These reports are automatically generated when the 951/139 cutoff is calendared. The reports are required for the LSBO project; reports in addition to these may be required.

                                        7

                                    EXHIBIT K

                                SEC CERTIFICATION

     I, [identify the senior officer in charge of servicing], certify [to [name of depositor] (the "Depositor"), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification,]
that:

     (a)  I have reviewed the information required to be delivered to the trustee by the servicer pursuant to the pooling and servicing agreement (the "Servicing Information");

     (b)  Based on my knowledge, the Servicing Information, taken as a whole, does not contain erroneous or incomplete information required to be provided to the trustee by the servicer under the pooling and servicing agreement;

     (c)  Based on my knowledge, the Servicing Information required to be provided to the trustee by the servicer under the pooling and servicing agreement has been provided to the trustee;

     (d)  I am responsible for reviewing the activities performed by the servicer under the pooling and servicing agreement and based upon the review required under the pooling and servicing agreement, and except as disclosed in the report, the servicer has fulfilled its obligations under the pooling and servicing agreement; and

     (e)  I have disclosed to [the Depositor's certificate public accountants][the servicer's certified public accountants] all significant deficiencies relating to the servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Regulation AB attestation.

Date:
      -------------------------------------

-------------------------------------------
[Signature]

-------------------------------------------
[Title]

                                        8

                                    EXHIBIT L

                        REGULATION AB COMPLIANCE ADDENDUM

     This Regulation AB Compliance Addendum (this "Reg AB Addendum"), dated as of March 2, 2006 by and between Bank of America, National Association (the
"Purchaser") and Indymac Bank, F.S.B. (the "Company"), to that certain Flow Sale and Servicing Agreement Agreement, dated as of March 1, 2006 by and between the
Company and the Purchaser (as amended, modified or supplemented, the
"Agreement").

                                   WITNESSETH

     WHEREAS, the Company and the Purchaser have agreed to adopt an addendum to the Agreement to reflect the intention of the parties to comply with Regulation
AB.

     NOW, THEREFORE, in consideration of the mutual promises and mutual obligations set forth herein, the Company and the Purchaser hereby agree as follows:

                                    SECTION 1

                                  DEFINED TERMS

     Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

Commission: The United States Securities and Exchange Commission.

Company Information: As defined in Section 2.07(a).

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Master Servicer: With respect to any Securitization Transaction, the "master servicer," if any, identified in the related transaction documents.

Qualified Correspondent: Any Person from which the Company purchased Mortgage
Loans, provided that the following conditions are satisfied: (i) such Mortgage
Loans were originated pursuant to an agreement between the Company and such
Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage
Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination; (iii) either (x) the
Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage

                                        9

loans of the same type as the Mortgage Loans for the Company's own account or
(y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the
Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that
Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17
C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the
Commission in the adopting release (Asset-Backed Securities, Securities Act
Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicer: As defined in Section 2.03(c).

Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of
Regulation AB, as such may be amended from time to time.

Static Pool Information: Static pool information as described in Item
1l05(a)(l)-(3) and 1105(c) of Regulation AB.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item l122( d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a
Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of
Regulation AB.

                                       10

Third-Party Originator: Each Person, other than the Company or a Qualified
Correspondent, that, for purposes of Regulation AB, originated Mortgage Loans acquired by the Company.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

                                    SECTION 2

                          COMPLIANCE WITH REGULATION AB

Section 2.01 Intent of the Parties; Reasonableness.

The Purchaser and the Company acknowledge and agree that the purpose of Article
II of this Reg AB Addendum is to facilitate compliance by the Purchaser and any
Depositor with the provisions of Regulation AB and related rules and regulations of the Commission and that the provisions of this Reg AB Addendum shall be applicable to all Mortgage Loans included in a Securitization Transaction closing on or after January 1, 2006, regardless whether the Mortgage Loans were purchased by the Purchaser from the Company prior to the date hereof. Although
Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the
Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser, any Master Servicer or any
Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any
Securitization Transaction, the Company shall cooperate fully with the Purchaser and any Master Servicer to deliver to the Purchaser (including any of its assignees or designees), any Master Servicer and any Depositor, any and all
statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser, the Master Servicer or any
Depositor to permit the Purchaser, such Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and the
Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Company by providing timely notice of requests for information under these provisions and by reasonably

                                       11

limiting such requests to information required, in the Purchaser's reasonable judgment, to comply with Regulation AB.

Section 2.02 Additional Representations and Warranties of the Company.

     (a)  The Company thereby represents to the Purchaser, to any Master
          Servicer and to any Depositor, as of the date on which information is first provided to the Purchaser, any Master Servicer or any Depositor
          under Section 2.03 that, except as disclosed in writing to the
          Purchaser, such Master Servicer or such Depositor prior to such date:
          (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable
          Servicing Criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the
          Company's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution
          Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the
          Company's financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any Third-Party
          Originator; and (vii) there are no affiliations, relationships or transactions relating to the Company, any Subservicer or any
          Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

     (b)  If so requested by the Purchaser, any Master Servicer or any Depositor
          on any date following the date on which information is first provided to the Purchaser, any Master Servicer or any Depositor under Section
          2.03, the Company shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Section 2.03 Information to Be Provided by the Company.

In connection with any Securitization Transaction, the Company shall (i) within ten Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party
Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such

                                       12

Depositor, the information and materials specified in paragraphs (a), (b), (c),
(f) and (g) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any
Depositor (in writing and in form and substance reasonably satisfactory to the
Purchaser and such Depositor) the information specified in paragraph (d) of this
Section.

     (a)  If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding (i) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a
          Qualified Correspondent), or (ii) each Third-Party Originator, and
          (iii) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(l), 1105, 1110, 1117 and 1119 of
          Regulation AB. Such information shall include, at a minimum:

          (i)    the originator's form of organization;

          (ii)   a description of the originator's origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator's origination portfolio;
                 and information that may be material, in the good faith
                 judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the
                 originators' credit-granting or underwriting criteria for
                 mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item
                 1110(b)(2) of Regulation AB;

          (iii)  a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Company, each
                 Third-Party Originator and each Subservicer; and

          (iv)   a description of any affiliation or relationship between the
                 Company, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in writing in advance of such Securitization
                 Transaction:

                         the sponsor;
                         the depositor;
                         the issuing entity;
                         any servicer;
                         any trustee;
                         any originator;
                         any significant obligor;
                         any enhancement or support provider; and
                         any other material transaction party.

                                       13

     (b)  If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans
          (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Company, if the
          Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each
          Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item
          1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Company (or Third-Party Originator) Static
          Pool Information with respect to more than one mortgage loan type, the
          Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format
          (pdf) file, or other such electronic format reasonably required by the
          Purchaser or the Depositor, as applicable.

     Promptly following notice or discovery of a material error in Static Pool
Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which
Static Pool Information was previously provided to such party by the Company.

If so requested by the Purchaser or any Depositor, the Company shall provide
(or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static
Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company's or Third-Party Originator's originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such
Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such
Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable

                                       14

document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

     (c)  If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding the Company, as servicer of the
          Mortgage Loans, and each Subservicer (each of the Company and each
          Subservicer, for purposes of this paragraph, a "Servicer"), as is requested for the purpose of compliance with Items 1108, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

          (i)    the Servicer's form of organization;

          (ii)   a description of how long the Servicer has been servicing
                 residential mortgage loans; a general discussion of the
                 Servicer's experience in servicing assets of any type as well as a more detailed discussion of the Servicer's experience in, and procedures for, the servicing function it will perform under the Agreement and any Reconstitution Agreements;
                 information regarding the size, composition and growth of the
                 Servicer's portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors
                 related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

                    whether any prior securitizations of mortgage loans of a
                    type similar to the Mortgage Loans involving the Servicer
                    have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related
                    Securitization Transaction;

                    the extent of outsourcing the Servicer utilizes;

                    whether there has been previous disclosure of material
                    noncompliance with the applicable servicing criteria with
                    respect to other securitizations of residential mortgage
                    loans involving the Servicer as a servicer during the
                    three-year period immediately preceding the related
                    Securitization Transaction;

                    whether the Servicer has been terminated as servicer in a
                    residential mortgage loan securitization, either due to a
                    servicing default or to application of a servicing
                    performance test or trigger; and

                    such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item
                    1108(b)(2) of Regulation AB;

                                       15

          (iii)  a description of any material changes during the three-year period immediately preceding the related Securitization
                 Transaction to the Servicer's policies or procedures with
                 respect to the servicing function it will perform under the
                 Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

          (iv)   information regarding the Servicer's financial condition, to the extent that there is a material risk that an adverse
                 financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the
                 Company of its servicing obligations under the Agreement or any
                 Reconstitution Agreement;

          (v)    information regarding advances made by the Servicer on the
                 Mortgage Loans and the Servicer's overall servicing portfolio of residential mortgage loans for the three-year period
                 immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all
                 advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

          (vi)   a description of the Servicer's processes and procedures
                 designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

          (vii)  a description of the Servicer's processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

          (viii) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments
                 considered current or other practices with respect to
                 delinquency and loss experience;

          (ix)   a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicer; and

          (x)    a description of any affiliation or relationship between the
                 Servicer and any of the following parties to a Securitization
                 Transaction, as such parties are identified to the Servicer by the Purchaser or any Depositor in writing in advance of such
                 Securitization Transaction:

                 (1)   the sponsor;
                 (2)   the depositor;
                 (3)   the issuing entity;
                 (4)   any servicer;
                 (5)   any trustee;

                                       16

                 (6)   any originator;
                 (7)   any significant obligor;
                 (8)   any enhancement or support provider; and
                 (9)   any other material transaction party.

     (d)  For the purpose of satisfying the reporting obligation under the
          Exchange Act with respect to any class of asset-backed securities, the
          Company shall (or shall cause each Subservicer and Third-Party
          Originator to) (i) provide prompt notice to the Purchaser, any Master
          Servicer and any Depositor in writing of (a) any material litigation or governmental proceedings involving the Company, any Subservicer or any Third-Party Originator, (b) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company, any Subservicer or any Third-Party Originator and
          any of the parties specified in clause (d) of paragraph (a) of this
          Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (c) any Event of Default under the terms of this Agreement or any Reconstitution
          Agreement, (d) any merger, consolidation or sale of substantially all of the assets of the Company, and (e) the Company's entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company's obligations under this Agreement or any
          Reconstitution Agreement and (ii) provide to the Purchaser and any
          Depositor a description of such proceedings, affiliations or relationships.

     (e)  As a condition to the succession to the Company or any Subservicer as servicer or subservicer under the Agreement or any Reconstitution
          Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser, any Master Servicer, and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of
          Form 8-K with respect to any class of asset-backed securities.

     (f)  In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of the Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization
          Transaction that includes any of the Mortgage Loans serviced by the
          Company or any Subservicer, the Company or such Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report
          (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

                                       17

          (1)    any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time
                 (Item 1121(a)(11) of Regulation AB);

          (2)    material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB);
                 and

          (3)    information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of
                 Regulation AB).

     (g)  The Company shall provide to the Purchaser, any Master Servicer and any Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond
          Insurance and Errors and Omissions Insurance policy, financial information and reports, and such other information related to the
          Company or any Subservicer or the Company or such Subservicer's performance hereunder.

Section 2.04 Servicer Compliance Statement.

On or before March 1 of each calendar year, commencing in 2007, the Company shall deliver to the Purchaser, any Master Servicer and any Depositor a
statement of compliance addressed to the Purchaser, such Master Servicer and such Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company's activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the
Agreement and any applicable Reconstitution Agreement during such period has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, the Company has fulfilled all of its obligations under the Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 2.05 Report on Assessment of Compliance and Attestation.

     (a)  On or before March 1 of each calendar year, commencing in 2007, the
          Company shall:

          (i)    deliver to the Purchaser, any Master Servicer and any Depositor
                 a report (in form and substance reasonably satisfactory to the
                 Purchaser, such Master Servicer and such Depositor) regarding the Company's assessment of compliance with the Servicing
                 Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and
                 Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser, such Master Servicer and such Depositor and

                                       18

                 signed by an authorized officer of the Company, and shall
                 address each of the "Applicable Servicing Criteria" specified on Exhibit B hereto;

          (ii)   deliver to the Purchaser, any Master Servicer and any Depositor
                 a report of a registered public accounting firm reasonably acceptable to the Purchaser, such Master Servicer and such
                 Depositor that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the
                 Securities Act and the Exchange Act;

          (iii)  cause each Subservicer, and each Subcontractor determined by the Company pursuant to Section 2.06(b) to be "participating in the servicing function" within the meaning of Item 1122 of
                 Regulation AB and deliver to the Purchaser, any Master Servicer and any Depositor an assessment of compliance and accountants'
                 attestation as and when provided in paragraphs (a) and (b) of this Section; and

          (iv)   deliver, and cause each Subservicer and Subcontractor described in clause (iii) to provide, to the Purchaser, any Depositor, any Master Servicer and any other Person that will be
                 responsible for signing the certification (a "Sarbanes
                 Certification") required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley
                 Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by the appropriate officer of the Company, in the form attached hereto as Exhibit A.

The Company acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Purchaser nor any Depositor will request delivery of a certification under clause (a)(iv) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

     (a)  Each assessment of compliance provided by a Subservicer pursuant to
          Section 2.05(a)(iii) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit B hereto delivered to the Purchaser concurrently with the execution of this Reg AB Addendum or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to
          Section 2.05(a)(iii) need not address any elements of the Servicing
          Criteria other than those specified by the Company pursuant to Section
          2.06.

Section 2.06 Use of Subservicers and Subcontractors.

The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under the Agreement or any Reconstitution

                                       19

Agreement unless the Company complies with the provisions of paragraph (a) of this Section. The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under the Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this
Section.

     (a)  It shall not be necessary for the Company to seek the consent of the
          Purchaser, any Master Servicer or any Depositor to the utilization of any Subservicer. The Company shall cause any Subservicer used by the
          Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with
          Sections 2.02, 2.03( c), (e), (f) and (g), 2.04, 2.05 and 2.07 of this
          Reg AB Addendum to the same extent as if such Subservicer were the
          Company, and to provide the information required with respect to such
          Subservicer under Section 2.03(d) of this Reg AB Addendum. The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section
          2.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 2.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 2.05 as and when required to be delivered.

     (b)  It shall not be necessary for the Company to seek the consent of the
          Purchaser, any Master Servicer or any Depositor to the utilization of any Subcontractor. The Company shall promptly upon request provide to the Purchaser, any Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Purchaser, such Depositor and such Master Servicer) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such
          Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be
"participating in the servicing function" within the meaning of Item 1122 of
Regulation AB, the Company shall cause any such Subcontractor used by the
Company (or by any Subservicer) for the benefit of the Purchaser and any
Depositor to comply with the provisions of Sections 2.05 and 2.07 of this Reg AB
Addendum to the same extent as if such Subcontractor were the Company. The
Company shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation and the other certifications required to be delivered by such
Subservicer and such Subcontractor under Section 2.05, in each case as and when required to be delivered.

                                       20

Section 2.07 Indemnification; Remedies.

     (a)  The Company shall indemnify the Purchaser, each affiliate of the
          Purchaser, and each of the following parties participating in a
          Securitization Transaction: each sponsor and issuing entity; each
          Person (including, but not limited to, any Master Servicer if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each
          Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the
          Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an "Indemnified Party"), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

          (i)    (A) any untrue statement of a material fact contained or
                 alleged to be contained in any information, report,
                 certification, data, accountants' letter or other material provided under this Article II by or on behalf of the Company, or provided under this Article II by or on behalf of any
                 Subservicer, Subcontractor or Third-Party Originator
                 (collectively, the "Company Information"), or (B) the omission or alleged omission to state in the Company Information a
                 material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B)
                 of this paragraph shall be construed solely by reference to the
                 Company Information and not to any other information
                 communicated in connection with a sale or purchase of
                 securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

          (ii)   any breach by the Company of its obligations under this Article
                 II, including particularly any failure by the Company, any
                 Subservicer, any Subcontractor or any Third-Party Originator to
                 deliver any information, report, certification, accountants'
                 letter or other material when and as required under this
                 Article II, including any failure by the Company to identify pursuant to Section 2.06(b) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of
                 Regulation AB;

          (iii)  any breach by the Company of a representation or warranty set forth in Section 2.02(a) or in a writing furnished pursuant to
                 Section 2.02(b) and made as of a date prior to the closing date of the related Securitization

                                       21

                 Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a
                 representation or warranty in a writing furnished pursuant to
                 Section 2.02(b) to the extent made as of a date subsequent to such closing date; or

          (iv)   the negligence, bad faith or willful misconduct of the Company in connection with its performance under this Article II.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such
Indemnified Party on the one hand and the Company on the other.

In the case of any failure of performance described in clause (a)(ii) of this
Section, the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such
Securitization Transaction, or for execution of a certification pursuant to Rule
13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such
Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Company, any Subservicer, any
Subcontractor or any Third-Party Originator.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

          (a)    (i) Any failure by the Company, any Subservicer, any
                 Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Article II, or any breach by the Company of a representation or warranty set forth in Section 2.02(a) or in a writing furnished pursuant to
                 Section 2.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing
                 furnished pursuant to Section 2.02(b) to the extent made as of a date subsequent to such closing date, shall, except as
                 provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an
                 Event of Default with respect to the Company under the
                 Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under the Agreement and/or any
                 applicable Reconstitution Agreement without payment
                 (notwithstanding anything in this Agreement or any applicable
                 Reconstitution Agreement to the contrary) of any compensation to the Company (and if the Company is servicing any of the
                 Mortgage Loans in a Securitization Transaction, appoint a
                 successor servicer reasonably

                                       22

                 acceptable to any Master Servicer for such Securitization
                 Transaction); provided that to the extent that any provision of the Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or
                 obligations following termination of the Company as servicer, such provision shall be given effect.

          (ii)   Any failure by the Company, any Subservicer or any
                 Subcontractor to deliver any information, report, certification or accountants' letter when and as required under Section 2.04 or 2.05, including any failure by the Company to identify
                 pursuant to Section 2.06(b) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of
                 Regulation AB, which continues unremedied for ten (10) calendar days after the date on which such information, report,
                 certification or accountants' letter was required to be
                 delivered shall constitute an Event of Default with respect to the Company under the Agreement and any applicable
                 Reconstitution Agreement, and shall entitle the Purchaser, any
                 Master Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the
                 Company as servicer under the Agreement and/or any applicable
                 Reconstitution Agreement without payment (notwithstanding
                 anything in this Agreement to the contrary) of any compensation to the Company; provided that to the extent that any provision of the Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or
                 obligations following termination of the Company as servicer, such provision shall be given effect.

          Neither the Purchaser, any Master Servicer nor any Depositor shall be entitled to terminate the rights and obligations of the Company pursuant to this subparagraph (b)(ii) if a failure of the Company to identify a
     Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

          (iii)  The Company shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any
                 Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of the Agreement and/or any
                 applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific
                 performance or injunctive relief.

                                       23

Section 2.08 Third-Party Beneficiary.

For purposes of this Article II and any related provisions thereto, each Master
Servicer shall be considered a third-party beneficiary of this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

                                       24

                                    EXHIBIT A

                          FORM OF ANNUAL CERTIFICATION

     Re: The Flow Sale and Servicing Agreement dated as of March 1, 2006 (the
"Agreement"), between Bank of America, National Association and IndyMac Bank,
F.S.B.

I, ________________________________, the _____________________ of IndyMac Bank,
F.S.B. (the "Company"), certify to [the Purchaser], [the Depositor], and the
[Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

     (1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance
Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB and identified as the responsibility of the Company on Exhibit B to the Regulation AB Compliance
Addendum to the Agreement (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended
(the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing
Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and
Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the
Company to the [Depositor] [Master Servicer] [Securities Administrator]
[Trustee] pursuant to the Agreement (collectively, the "Company Servicing
Information");

     (2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

     (3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

     (4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report,
the Company has fulfilled its obligations under the Agreement in all material respects; and

     (5) The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report
required to be provided by the Company and by any Subservicer and Subcontractor
pursuant to the Agreement, have been provided to the [Depositor] [Master
Servicer]. Any material instances of noncompliance

described in such reports have been disclosed to the [Depositor] [Master
Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

                                         Date:
                                               ---------------------------------

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                        2

                                    EXHIBIT B

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of
Subservicer] shall address, at a minimum, the criteria identified as below as
"Applicable Servicing Criteria";

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                                                                      APPLICABLE
                                                                       SERVICING
                                  SERVICING CRITERIA                   CRITERIA
--------------------------------------------------------------------------------
    REFERENCE                          CRITERIA
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                           GENERAL SERVICING CONSIDERATIONS
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1122(d)(1)(i)      Policies and procedures are instituted to
                   monitor any performance or other triggers and
                   events of default in accordance with the
                   transaction agreements.
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1122(d)(1)(ii)     If any material servicing activities are
                   outsourced to third parties, policies and
                   procedures are instituted to monitor the third
                   party's performance and compliance with such
                   servicing activities.
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1122(d)(1)(iii)    Any requirements in the transaction agreements
                   to maintain a back-up servicer for the mortgage
                   loans are maintained.
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1122(d)(1)(iv)     A fidelity bond and errors and omissions policy
                   is in effect on the party participating in the
                   servicing function throughout the reporting
                   period in the amount of coverage required by and
                   otherwise in accordance with the terms of the
                   transaction agreements.
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                          CASH COLLECTION AND ADMINISTRATION
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1122(d)(2)(i)      Payments on mortgage loans are deposited into
                   the appropriate custodial bank accounts and
                   related bank clearing accounts no more than two
                   business days following receipt, or such other
                   number of days specified in the transaction
                   agreements.
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1122(d)(2)(ii)     Disbursements made via wire transfer on behalf
                   of an obligor or to an investor are made only by
                   authorized personnel.
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1122(d)(2)(iii)    Advances of funds or guarantees regarding
                   collections, cash flows or distributions, and
                   any interest or other fees charged for such
                   advances, are made, reviewed and approved as
                   specified in the transaction agreements.
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1122(d)(2)(iv)     The related accounts for the transaction, such
                   as cash reserve accounts or accounts established
                   as a form of overcollateralization, are
                   separately maintained (e.g., with respect to
                   commingling of cash) as set forth in the
                   transaction agreements.
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--------------------------------------------------------------------------------
                                                                      APPLICABLE
                                                                       SERVICING
                                  SERVICING CRITERIA                   CRITERIA
--------------------------------------------------------------------------------
    REFERENCE                          CRITERIA
--------------------------------------------------------------------------------
1122(d)(2)(v)      Each custodial account is maintained at a
                   federally insured depository institution as set
                   forth in the transaction agreements. For
                   purposes of this criterion, "federally insured
                   depository institution" with respect to a
                   foreign financial institution means a foreign
                   financial institution that meets the
                   requirements of Rule 13k-1 (b)(1) of the
                   Securities Exchange Act.
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1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent
                   unauthorized access.
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1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis
                   for all asset-backed securities related bank
                   accounts, including custodial accounts and
                   related bank clearing accounts. These
                   reconciliations are (a) mathematically accurate;
                   (b) prepared within 30 calendar days after the
                   bank statement cutoff date, or such other number
                   of days specified in the transaction agreements;
                   (c) reviewed and approved by someone other than
                   the person who prepared the reconciliation; and
                   (d) contain explanations for reconciling items.
                   These reconciling items are resolved within 90
                   calendar days of their original identification,
                   or such other number of days specified in the
                   transaction agreements.
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                          INVESTOR REMITTANCES AND REPORTING
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1122(d)(3)(i)      Reports to investors, including those to be
                   filed with the Commission, are maintained in
                   accordance with the transaction agreements and
                   applicable Commission requirements.
                   Specifically, such reports (a) are prepared in
                   accordance with timeframes and other terms set
                   forth in the transaction agreements; (b) provide
                   information calculated in accordance with the
                   terms specified in the transaction agreements;
                   (c) are filed with the Commission as required by
                   its rules and regulations; and (d) agree with
                   investors' or the trustee's records as to the
                   total unpaid principal balance and number of
                   mortgage loans serviced by the Servicer.
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1122(d)(3)(ii)     Amounts due to investors are allocated and
                   remitted in accordance with timeframes,
                   distribution priority and other terms set forth
                   in the transaction agreements.
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1122(d)(3)(iii)    Disbursements made to an investor are posted
                   within two business days to the Servicer's
                   investor records, or such other number of days
                   specified in the transaction agreements.
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1122(d)(3)(iv)     Amounts remitted to investors per the investor
                   reports agree with cancelled checks, or other
                   form of payment, or custodial bank statements.
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                                        2

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                                                                      APPLICABLE
                                                                       SERVICING
                                  SERVICING CRITERIA                   CRITERIA
--------------------------------------------------------------------------------
    REFERENCE                          CRITERIA
--------------------------------------------------------------------------------
                            POOL ASSET ADMINISTRATION
--------------------------------------------------------------------------------
122(d)(4)(i)       Collateral or security on mortgage loans is
                   maintained as required by the transaction
                   agreements or related mortgage loan documents.
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1122(d)(4)(ii)     Mortgage loan and related documents are
                   safeguarded as required by the transaction
                   agreements
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1122(d)(4)(iii)    Any additions, removals or substitutions to the
                   asset pool are made, reviewed and approved in
                   accordance with any conditions or requirements
                   in the transaction agreements.
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1122(d)(4)(iv)     Payments on mortgage loans, including any
                   payoffs, made in accordance with the related
                   mortgage loan documents are posted to the
                   Servicer's obligor records maintained no more
                   than two business days after receipt, or such
                   other number of days specified in the
                   transaction agreements, and allocated to
                   principal, interest or other items (e.g.,
                   escrow) in accordance with the related mortgage
                   loan documents.
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1122(d)(4)(v)      The Servicer's records regarding the mortgage
                   loans agree with the Servicer's records with
                   respect to an obligor's unpaid principal
                   balance.
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1122(d)(4)(vi)     Changes with respect to the terms or status of
                   an obligor's mortgage loans (e.g., loan
                   modifications or re-agings) are made, reviewed
                   and approved by authorized personnel in
                   accordance with the transaction agreements and
                   related pool asset documents.
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1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g.,
                   forbearance plans, modifications and deeds in
                   lieu of foreclosure, foreclosures and
                   repossessions, as applicable) are initiated,
                   conducted and concluded in accordance with the
                   timeframes or other requirements established by
                   the transaction agreements.
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1122(d)(4)(viii)   Records documenting collection efforts are
                   maintained during the period a mortgage loan is
                   delinquent in accordance with the transaction
                   agreements. Such records are maintained on at
                   least a monthly basis, or such other period
                   specified in the transaction agreements, and
                   describe the entity's activities in monitoring
                   delinquent mortgage loans including, for
                   example, phone calls, letters and payment
                   rescheduling plans in cases where delinquency is
                   deemed temporary (e.g., illness or
                   unemployment).
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                                        3

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                                                                      APPLICABLE
                                                                       SERVICING
                                  SERVICING CRITERIA                   CRITERIA
--------------------------------------------------------------------------------
    REFERENCE                          CRITERIA
--------------------------------------------------------------------------------
1122(d)(4)(ix)     Adjustments to interest rates or rates of return
                   for mortgage loans with variable rates are
                   computed based on the related mortgage loan
                   documents.
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1122(d)(4)(x)      Regarding any funds held in trust for an obligor
                   (such as escrow accounts): (a) such funds are
                   analyzed, in accordance with the obligor's
                   mortgage loan documents, on at least an annual
                   basis, or such other period specified in the
                   transaction agreements; (b) interest on such
                   funds is paid, or credited, to obligors in
                   accordance with applicable mortgage loan
                   documents and state laws; and (c) such funds are
                   returned to the obligor within 30 calendar days
                   of full repayment of the related mortgage loans,
                   or such other number of days specified in the
                   transaction agreements.
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1122(d)(4)(xi)     Payments made on behalf of an obligor (such as
                   tax or insurance payments) are made on or before
                   the related penalty or expiration dates, as
                   indicated on the appropriate bills or notices
                   for such payments, provided that such support
                   has been received by the servicer at least 30
                   calendar days prior to these dates, or such
                   other number of days specified in the
                   transaction agreements.
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1122(d)(4)(xii)    Any late payment penalties in connection with
                   any payment to be made on behalf of an obligor
                   are paid from the servicer's funds and not
                   charged to the obligor, unless the late payment
                   was due to the obligor's error or omission.
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1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are
                   posted within two business days to the obligor's
                   records maintained by the servicer, or such
                   other number of days specified in the
                   transaction agreements.
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1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible
                   accounts are recognized and recorded in
                   accordance with the transaction agreements.
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1122(d)(4)(xv)     Any external enhancement or other support,
                   identified in Item 1114(a)(1) through (3) or
                   Item 1115 of Regulation AB, is maintained as set
                   forth in the transaction agreements.
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                                        4

                                        [INDYMAC BANK, F.S.B.]
                                        [NAME OF SUBSERVICER]

                                        Date:
                                              ----------------------------------

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

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